Exhibit 2.1

                               DATED 31 JULY 1999



                           (1) ELCOM HOLDINGS LIMITED

                    (2) SPECIALIST COMPUTER HOLDINGS LIMITED

                          (3) ELCOM INTERNATIONAL, INC

                             (4) ELCOM GROUP LIMITED





                       -----------------------------------

                                    AGREEMENT

                    for the sale and purchase of the various
                 businesses and assets of Elcom Holdings Limited
                       -----------------------------------










                                   Wragge & Co
                                   Birmingham



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                                      INDEX

CLAUSE

NUMBER         SUBJECT MATTER

1.                    Interpretation
2.                    Sale and Purchase
3.                    Consideration
4.                    Stock
5.                    Escrow Account
6.                    Value Added Tax
7.                    Completion
8.                    Apportionments
9.                    The Debts
10.                   The Properties
11.                   Assumed Contracts, Tenders and Ancillary Rights
12.                   Claims by Customers and Returns
13.                   Excluded Liabilities
14.                   Indemnity
15.                   Warranties
16.                   Limitations and Liability
17.                   Covenants to Protect Goodwill
18.                   Employees
19.                   Action after Completion
20.                   Availability of Information
21.                   Vendor's Guarantee
22.                   Services
23.                   Option to Purchaser Retained Business
24.                   Costs
25.                   Independent Accountants
26.                   Domain Names
27.                   Announcements
28.                   Severability
29.                   Execution by EGL
30.                    Counterparts
31.                   General
32.                   Notices
33.                   Governing Law
34.                   Arbitration
35.                   Address for Service

SCHEDULES

1                     Excluded Assets/Excluded Liabilities
2                     Properties
3                     Property Terms
4                     Warranties

APPENDICES

1        Excerpt from Management Accounts

2        List of Customers

3        Customer Contracts

4        Employees

5        Langley Fixed Assets

6        Slough Fixed Assets

7        Redditch Fixed Assets

8        Fixed Asset associated equipment

9        IPR Licence

10       Lease Agreements

11       Management Accounts

12       PECOS Licence

13       Elcom Name Licence

14       Langley Occupation Licence

15       SCH Supply Agreement

16       Supply Contracts

17       Tenders

18       Stock count/valuation procedures

19       Employees Compensation List

20       Transitional Services Agreement

AN AGREEMENT made on 31 July 1999

BETWEEN

(1) ELCOM HOLDINGS LIMITED ("the Vendor") a company registered in England with number 2838561 whose registered office is situate at Elcom House, Langley Business Centre, Station Road, Langley, Berkshire SL3 8YR; and

(2)     SPECIALIST   COMPUTER  HOLDINGS  LIMITED  ("the  Purchaser")  a  company registered in England with number 1160482 whose registered office is at James House, Warwick Road, Birmingham, B11 2LE;

(3) ELCOM INTERNATIONAL, INC ("the Guarantor") a company incorporated under the laws of Delaware whose principal office is at 10 Oceana Way, Norwood, Massachussetts, USA;

(4) ELCOM GROUP LIMITED ("EGL") a company registered in England with number 2977666 whose registered office is situate at Elcom House, Langley Business Centre, Station Road, Langley, Berkshire SL3 8YR.

WHEREAS:

(A) The Vendor owns the business more particularly described in the Management Accounts as Major Accounts, Enterprise Accounts, Nets and Comms, ERP, Technical Services, and Elite Distribution and set out in Appendix 1 involving dealings with the Customers as set out in Appendix 2 and for the avoidance of doubt excluding the Excluded Assets and the Retained Business ("the Business") which has been carried on by EGL as undisclosed agent for the Vendor, and who is also the employer of the Employees.

(B) The Vendor has agreed to sell (and, to the extent legal and/or beneficial title to any of the Sale Assets is vested in it, EGL has agreed to sell and to transfer the Employees) and the Purchaser has agreed to purchase on and with effect from the Completion Date the Business as a going concern together with the goodwill, property and assets thereof (other than the Excluded Assets) for the consideration and upon the terms and subject to the conditions hereinafter appearing

(C) The Vendor and EGL are indirect wholly owned subsidiaries of the Guarantor.

NOW IT IS HEREBY AGREED as follows:

1.      Interpretation

1.1 In this Agreement and the Schedules and Recitals hereto the following words and expressions shall have the following meanings:

        "Accounting Date"           31 December 1998;

        "Ancillary Rights"          all  rights  of or  enjoyed  by  the  Vendor
                                    against and all obligations owing to the Vendor by third parties whether in contract tort or otherwise in respect of or to the extent that they relate to the Business and/ or Sale Assets (or any of them) including but not limited to all rights under any insurances or manufacturers' or suppliers'or other third party guarantees,representations or warranties whether express or implied, and claims made thereunder or in respect thereof and remaining unsatisfied after the Completion Date;

        "Associate"                 in relation to any company,  another company
                                    which is a subsidiary or a holding company of that company and any other subsidiary of such holding company;

        "Assumed Contracts"         the Customer Contracts,the Lease Agreements,
                                    and the Supply Contracts;

        "Assumed Liabilities"       all  liabilities  and  obligations (i) in
                                    respect  of  the  Assumed  Contracts and/or
                                    (ii) of or  relating  to the Business and/or
                                    Sale Assets and/or, subject to clause 18,
                                    the  Employees or  any  of  the   foregoing
                                    arising or incurred or attributable to the period after Completion, but excluding the Excluded Liabilities;

        "Business"                  the business described in Recital (A);

        "Bonded Stock"              Stock    invoiced to or  paid  for  by any
                                    customer of the Business and held at the premises of any member of the Vendors' Group at Completion;

        "Business Day"              a day (not being a  Saturday or  Sunday)  on
                                    which banks generally are open for business in London;

        "Cash" any cash in hand (including cash floats held by salesmen and others employed by the Vendor in connection with the Business) and at bank and any cheques, bills, negotiable instruments, or other securities,investments or deposits in the name of, owned by or belonging to the Vendor in connection with the Business at the Completion Date;

        "Cash Deposit"              the cash deposit specified in Clause 3.2;

        "Completion"                completion of the obligations of the parties
                                    pursuant to Clause 7;

        "Completion Date"           30  July  1999  or such  other  date as  the
                                    parties shall agree;

        "Confidential Information"  trade secrets and information equivalent  to them (including but not limited to formulae,
                                    processes,   methods,  knowledge,  know-how,
                                    financial or contractual arrangements and future business development or planning strategies) in connection with the products distributed, produced, and sold and the services supplied by the Vendor in connection with the Business and the customers and suppliers of the Business and which are for the time being confidential to the Vendor in connection with the Business;

        "Consideration"             the consideration for the sale of the Sale
                                    Assets determined pursuant to Clause 3;

        "Customers"                 the   customers    of the  Business  more
                                    particularly set out in Appendix2;

        "Customer                   Contracts"   those  contracts  and  accepted
                                    orders which have been received by or on behalf of the Vendor in connection with the Business for the supply of goods and/or services listed in Appendix 3 and which remain at Completion to be performed (in whole or in part) by the Vendor;

        "Debts" the book and other debts owing to the Vendor at the Completion Date (whether or not then due and payable) in respect of goods delivered or to be delivered and/or services rendered or to be rendered by the Vendor in connection with the Business on or before the Completion Date and all securities and negotiable instruments given to the Vendor in payment or satisfaction of the foregoing;

        "Determined by the          determined in accordance with Clause  25;
        Independent Accountants"

        "Developed Software"        means any  software  owned by the Vendor  in
                                    connection   with  Business  and   comprised
                                    in  the  Sale  Assets,   for  the  avoidance
                                    of doubt excluding the PECOS application software;

        "the Directive"             Directive  77/187  of  the  Council  of  the
                                    European Communities;

        "Disclosure Letter"         a  letter  with  the  same  date  as  this
                                    Agreement  from the Vendor's  Solicitors  to
                                    the   Purchaser's    Solicitors   disclosing
                                    exceptions to the Warranties;

        "Domain Names"              means the internet domain names www.elitecd.
                                    co.uk" and "www.datasuppliesltd.co.uk";

        "Elcom Name Licence"        the licence to use the "Elcom"  name   for a
                                    period of six  months  from the   Completion
                                    Date   granted   by  the   Guarantor to  the
                                    Purchaser  in the form of  Appendix 13;

        "Employees"                 those employees of EGL or the Vendor who are
                                    at Completion employed in the Business and whose names and other particulars are set out in Appendix 4 being both the "A"
                                    Employees whose names and details are set out in Part I of Appendix 4 and the "B"
                                    Employees whose names and details are set out in Part II of Appendix 4";

        "Environmental Claim"       means   any  claim,   notice  of  violation,
                                    prosecution,    demand,   action,   official
                                    warning,  abatement or other order or notice
                                    (conditional   or  otherwise)   relating  to
                                    Environmental     Matters,     Environmental
                                    Liabilities or requiring compliance with the
                                    terms  of  any   Environmental   Licence  or
                                    Environmental Law;

        "Environmental Law"         means any laws or  regulations  relating to
                                    the protection of the Environment;

        "Environmental              means    any   liabilities, responsibilities
             Liabilities"           claims, losses, costs (including  remecdial,
                                    removal,  response,    abatement,  clean-up,
                                    investigative  and/or   monitoring   costs),
                                    damages,    expenses, charges,  assessments,
                                    liens,  penalties  and   fines     which are
                                    incurred by,asserted against     or  imposed
                                    upon    a     person as a    result of or in
                                    connection    with   any   violation  of  or
                                    non-compliance    with   Environmental   Law
                                    (including   the   failure  to  procure  any
                                    Environmental     Licence     required    by
                                    Environmental Laws);

        "Environmental Licence"     means   any  permit, licence, authorisation,
                                    consent  or  other  approval        required
                                    pursuant to any  Environmental Law    at any
                                    time by the Vendor and/or in relation to the Business;

        "Escrow Account"            the joint  deposit  account in the names  of
                                    the Vendor's Solicitors and the  Purchaser's
                                    Solicitors as provided in Clause  5.

        "Excluded Assets"           all assets of the Vendor other than the Sale
                                    Assets  including,  but not limited to those
                                    assets    of    the   Vendor      listed  or
                                    otherwise identified in Schedule 1 Part 1;

        "Excluded Liabilities"      all liabilities, obligations and commitments
                                    of the Vendor  (whether actual or contingent
                                    present or  future) which are  not expressly
                                    agreed to be assumed by the Purchaser  under
                                    or  pursuant  to  this  Agreement  including
                                    without  limitation  those Excluded
                                    Liabilities   referred  to  in Schedule 1
                                    Part 2;

        "Fixed Assets"              those:

                                    (a)   fixtures,   fittings   and   furniture
                                          (including    but   not   limited   to
                                          warehouse   equipment   and  fittings)
                                          which are affixed to or are situate at
                                          the Property on the  Completion  Date,
                                          the  principal   items  of  which  are
                                          detailed in Appendix 5; and

                                    (b)   items of furniture and equipment which
                                          are situate at the Slough  Property on
                                          the  Completion   Date  the  principal
                                          items  of  which   are   detailed   in
                                          Appendix6  but   excluding,   for  the
                                          avoidance   of  doubt,   all  fixtures
                                          affixed to the Slough Property on that
                                          date; and

                                    (c)   items  of  engineering  equipment,
                                          benches, apparatus,  tools,  furniture
                                          and fittings which are utilised in the
                                          operation of that part of the Business
                                          situate at the Redditch  Property  and
                                          being  the stock  repair   657,   658
                                          technical support,  659 logistics and
                                          admin  and  665  service  centre
                                          collectively  referred  to  as  the
                                          returns and warranty departments,  the
                                          principal items of which are detailed
                                          in Appendix 7; and

                                    (d)   all   items   of   personal   computer
                                          equipment  including  peripherals  and
                                          whether   desktop   or   laptop)   and
                                          telephone  equipment in the possession
                                          of or otherwise  used by the Employees
                                          in the operation of the Business; and

                                    (e)   stocks of  stationery  employed in the
                                          Business  and situated at the premises
                                          used in relation to the Business; and

                                    (f)   the RAS  server,  the fax  server  for
                                          the Elite software systems, the server
                                          and  software  for the

                                          Tracker Lead Management software,  the
                                          server  and  software  for the  Utopia
                                          system,  the Remote Network Management
                                          equipment and software, branch servers
                                          on which  customer  databases and mail
                                          records  reside,  all used in relation
                                          to the  Business,  and any  associated
                                          equipment  required  to enable  any of
                                          the  above  equipment  to  operate  as
                                          listed in Appendix 8;

        "Goodwill"                  the  goodwill  custom and connections of the
                                    Business together with the exclusive right for the Purchaser to represent and hold itself out as carrying on the Business in succession to the Vendor but excluding, save as permitted under the Elcom Name Licence, the right of the Purchaser or any member of the Purchaser's Group to use the name
                                    "Elcom";

        "Group" in relation to a company, that company and its Associates for the time being;

        "IPR" means all trade names, patents, registered designes, trade marks and service marks ( whether registered or not) copyright, design rights, moral rights, know how, configuration procedures and all similar property rights whether registrable or not, including those subsisting (in any part of the world) in inventions, designs, drawings, performances, Confidential Information, business or brand names, goodwill or the style of presentation of goods, hardware, data or services and in applications for the protection thereof;

        "Intellectual Property
          Rights" all the IPR used by the Vendor in connection with the Business in the year preceding the date in of this Agreement(including, without limitation, all rights in the Developed Software) PROVIDED THAT the trade name "Elcom" and any other such items which relate exclusively to either of the PECOS Management System or the PRMS operating system shall be excluded from the definition of Intellectual Property Rights;

        "IPR Licence"               a  licence in the  form of Appendix 9 to be
                                    dated of even date herewith;

        "Intangible Assets"         means  all  customer  and   supplier  lists
                                    maintained by or on behalf of the Vendor for the purpose of the Business (and for copies of the same);

        "Langley Occupation         the  licence  in  the form  of  Appendix 14
           Licence"                 granted by the  Purchaser to the  Vendor  in
                                    relation    to  the  Vendor's   continued
                                    occupation of the Property;

        "Lease Agreements"          the  leasing  and rental and hire  purchase
                                    agreements  of  the  Business listed   in
                                    Appendix10;

         "Management Accounts"      the unaudited balance sheet of the Vendor as
                                    at 31 May 1999 and the unaudited profit and loss account of the Vendor for the period from 1 January 1999 to 31 May 1999 (both dates inclusive) appended as Appendix 11"

        "PECOS Licence"             the licence  in   the   form  of    Appendix
                                    12  to be  entered  into  between  elcom.com
                                    limited,  and the Purchaser,  in relation to
                                    the use by  Purchaser's  Group of the  PECOS
                                    Commerce  Manager   currently  used  by  the
                                    Business and future derivatives (if any);

        "Property"                  the  leasehold property referred to in  Part
                                    A  of Schedule 2;

        "Purchaser's Solicitors"    Wragge & Co of 55 Colmore Row,  Birmingham,
                                    B3 2AS;

        "Records"                   except  as  required  by  law to be retained
                                    by      the  Vendor,  all   price    lists,
                                    catalogues,mailing  lists, publicity   and
                                    presentational material records  exclusively
                                    of  the  Business,   deeds  and  documents
                                    evidencing  title to the  Property  and  the
                                    other assets  hereby   agreed  to  be  sold
                                    (duly stamped where appropriate), all sales
                                    and technical literature,  all contracts  of
                                    employment,   correspondence,   national
                                    insurance  and Tax records  relating  to the
                                    Employees (or any of them),  all records and
                                    documents  recording     or  containing  any
                                    Intellectual  Property  Rights but   for the
                                    avoidance of doubt,excluding any information whatsoever relating to the PECOS Management
                                    System or the PRMS Operating System;

        "the Regulations"           the Transfer of  Undertakings (Protection of
                                    Employment) Regulations 1981 (as amended);

        "Retained Business"         the  businesses  of  the  Vendor, other than
                                    the  Business,  which  are more particularly
                                    described  in  the  Management   Accounts as
                                    Corporate  Accounts,  currently    conducted
                                    from  the  Vendor's  premises  at   Redditch
                                    and Basingstoke  being  principally the sale
                                    of personal computer hardware and software,
                                    and the
                                    business  carried  on   at   the date hereof
                                    by   elcom.com   limited,   and  the  future
                                    operation  of an internet  storefront  which
                                    for the avoidance of doubt shall not sell or
                                    offer   services   which  compete  with  the
                                    Business or the business of the Purchaser;

        "Retained Employees"        all employees of all members of the Vendors'
                                    Group save and except only the Employees;

        "Sale Assets"               the  several  assets,   rights  and  things
                                    things listed or otherwise identified in Clause 2 agreed to be sold and purchased under this Agreement;

        "SCH Supply  Agreements"    the supply  agreements  in  the  form     of
                                    Appendix 15 between a member of the Vendors'
                                    Group and Enhancement Technology Corporation
                                    Limited in relation to  the supply   by  the
                                    Vendor   to   the   Purchaser's    Group  of
                                    Information  Technology     products     and
                                    services;

        "the Scottish Property"     means the leasehold property  referred to in
                                    Part B of Schedule 2;

        "Redditch Property"         Arrow Road North,Lakeside, Redditch, B98 8NN

        "Schemes"                   means   the  Elcom  Group  Personal  Pension
                                    Scheme  and  the  Elcom Group Life Assurance
                                    Scheme;

        "Slough Property"           Commerce House, 349 Edinburgh Avenue,Slough,
                                    Berkshire, SL1 4TU

        "Stock" such of the Stock, subject to Clause 4, of the Business which is in the possession of the Vendor at the premises of the Vendor's Group at the Completion Date and which comprises:

                                    (i)   clean stock  received  directly by the
                                          Vendor from its original  manufacturer
                                          or  supplier  which  as at  Completion
                                          remains in its original factory sealed
                                          undamaged  and   undefaced   packaging
                                          (other than any  attached bar codes or
                                          supplier labels); and

                                    (ii)  a product line supported by the Vendor
                                          in  the   course  of  conduct  of  the
                                          Business as at  Completion.  For these
                                          purposes "supported" meaning that such
                                          product  line  is  as  at   Completion
                                          listed on the  relevant  manufacturers
                                          then current
                                          price list; or

                                    (iii) products  not  included in (i) or (ii)
                                          above  allocated to and supported by a
                                          valid evidenced  customer order of the
                                          Business  and  capable  of being  sold
                                          without   discount  to  that  customer
                                          under that order.

                           For the avoidance of doubt:

                             (A) any product supplied by the Vendor in the course of conduct of the Business that has been returned, or that is being held by the Business for repair or replacement by the Vendor whether by virtue of any actual or alleged supply of defective goods or breach of contract or misrepresentation by or on behalf of the Vendor or otherwise howsoever shall be excluded from this definition; and

                              B) all Bonded Stock of the Business is included within this definition;

        "Security Interest"         any mortgage,    lien,    pledge,    charge,
                                    hypothecation or  other  security   interest
                                    (or an agreement  or   commitment to  create
                                    any  of them), including, for the  avoidance
                                    of doubt,  but  without   prejudice  to  the
                                    generality  of the  foregoing,  any   unpaid
                                    vendor's or supplier's lien arising in the ordinary course of the Business to secure amounts due in respect of goods or services sold or supplied;

        "subsidiary" and            the meanings respectively  ascribed thereto
        "holding company"           by Section 736 of the Companies Act 1985;

        "Supply Contracts"          those  contracts and orders  placed by or on
                                    behalf of the   Vendor  for  the  supply  to
                                    the Vendor of goods    and/or  services  in
                                    connection   with  the  Business  listed  in
                                    Appendix 16 which remain at Completion to be performed (in whole or in part);

        "Systems"                   means   any  computer   hardware,  software,
                                    networking   equipment or  other  equipment
                                    forming part  of the  Sale  Assets and which
                                    are used by the Business  in the context  of
                                    its   own   internal   organisations  as  at
                                    Completion  which is reliant upon  microchip
                                    technology and including the Remote  Network
                                    Management,  Tracker  and    Utopia software
                                    systems;

         "Tax"                      (a) all forms of taxes  duties
                                        imposts  and levies in the nature of
                                        taxes  whenever  created  or imposed
                                        and whether of the United Kingdom or
                                        elsewhere including (without limitation)
                                        corporate  tax  advance   corporate  tax
                                        income  tax  (including  income  tax  or
                                        amounts   equivalent   to   income   tax
                                        required to be deducted or withheld from
                                        or  accounted  for  in  respect  of  any
                                        payment)  capital  gains tax any payment
                                        under    section    601(2)   ICTA   1988
                                        inheritance tax value added tax landfill
                                        tax stamp duty stamp  duty  reserve  tax
                                        general  or  business  rates  customs  &
                                        excise duties national  insurance social
                                        security  or similar  contributions  and
                                        any other taxes levied  charges  imposts
                                        or    withholdings    similar    to   or
                                        corresponding with or replaced by any of the foregoing; and


                                    (b) all penalties  fines charges  surcharges
                                        and  interest  in relation to tax within
                                        paragraph   (a)  or  to  any  return  or
                                        information required to be provided for the purposes of any such tax;

        "Tax Authority"             any  taxing  or other  authority    (whether
                                    within  or  outside   the  United   Kingdom)
                                    competent to impose any  liability   for any
                                    Tax,  duties,  imports,  levies,  rates   or
                                    similar charges;

        "Tenders"                   the  bids,   tenders  or  sales  or  service
                                    proposals  of  the  Vendor   outstanding  at
                                    Completion in respect of the Business  which
                                    if  accepted   will   constitute  a  binding
                                    contract on the Vendor as listed in Appendix
                                    17, full details of which are set out in the Disclosure Letter;

        "VAT"                       Value Added Tax;

        "VATA 1994"                 the Value Added Tax Act 1994;

        "VAT Records" the records relating to the Business required to be preserved after Completion by virtue of the provisions of paragraph 6 of Schedule 11 of VATA 1994;

        "Vendors"                   collectively the Vendor and EGL;

        "Vendors' Solicitors"       Gouldens of 22 Tudor Street,London,EC4Y 0JJ;

        "Warranties"                the  warranties  on the part of the  Vendors
                                    set out in Schedule 4;

        "in writing"                includes any communication  made  by  letter
                                    or facsimile transmission;

        "Year 2000  Compliant"     means    conformity  with   the    Year  2000
                                   conformity   definition  in  the      British
                                   Standards Institute Document "DISC PD 2000-1:
                                   1998  A  Definition  of  Year 2000 Conformity
                                   Requirements".

1.2 The ejusdem generis rule of construction shall not apply to this Agreement and accordingly general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts matters or things.

1.3 Words importing the singular shall include the plural and vice versa and words importing any gender shall include all other genders and references to persons shall include corporations and unincorporated associations.

1.4 References in this Agreement to any Agreed Draft document or any document in Agreed Form are references to the document described in the form of the draft agreed between the parties and initialled by them or by the Vendor's Solicitors and Purchaser's Solicitors on their behalf for identification purposes.

1.5 References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively amended consolidated extended or re-enacted from time to time and any orders regulations instruments or other subordinate legislation made from time to time under the statute concerned but so that nothing in this Clause 1.5 shall be taken to extend the obligations of, or increase the liability of, any of the parties to this Agreement beyond the obligations or liabilities which pertain at the date hereof.

1.6 References to this Agreement shall include the Schedules hereto which shall form part hereof and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.7 References in this Agreement to a "connected person" in relation to another, are references to a person who is connected with the other within the meaning of Section 417 or Section 839 of the Taxes Act, as appropriate.

1.8 In this Agreement, in particular clause 15 and Schedule 4, reference to the "Vendor" shall include a reference to both of the Vendors and a reference to the "Vendors" shall include either of the Vendors.

1.9 In this Agreement all obligations to the Vendors shall be joint and several

1.10 The Clause headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

2.      Sale and Purchase
        -----------------
2.1 The Vendor shall sell and assign where appropriate (or in relation to the Property, procure the sale) with full title guarantee and the Purchaser (relying, as the Vendors acknowledge, on the warranties, undertakings and indemnities of the Vendors referred to or contained in this Agreement) shall purchase the Business and the Sale Assets for the Consideration as at and with effect from close of business on the Completion Date free from all Security Interests (subject only to Stock supplier retention of title claims) as a going concern with the undertaking and the following property and assets thereof including:

        (A)    the Property (subject to Clause 10);

        (B)    the Fixed Assets;

        (C)    the Stock;

        (D)    the Intellectual Property Rights;

        (E) to the extent to which such contracts are capable of transfer and/or assignment but subject to the terms of Clause 11 the benefit (subject to the burden as hereinafter provided) of the Assumed Contracts;

        (F)    the Goodwill;

        (G)    the Records;

        (H) the full benefit (so far as the same can be lawfully assigned or transferred to or held on trust for the Purchaser) of the Ancillary Rights

        (I) the benefit of all grants and subsidies receivable in connection with the Business relating to any period after Completion;

        PROVIDED ALWAYS THAT the Excluded Assets shall be excluded from this sale and purchase.

2.2 Nothing herein shall require the Purchaser to complete the purchase or the Vendor to complete the sale of any of the Sale Assets unless the sale and purchase of all of them is completed at the same time.

3.      Consideration
        -------------
3.1 By way of consideration for the purchase of the Business and the Sale Assets the Purchaser shall pay to the Vendor in cash (pound)15,000,000 subject to adjustment in accordance with Clauses 3.2, 3.3 and 5.

3.2 The sum referred to in Clause 3.1 shall be payable as to (pound)6,500,000 in relation to the Stock on Completion in accordance with Clause 7 and (pound)7,300,000 in relation to the remainder of the Sale Assets on Completion, as to (pound)500,000 (the "Cash Deposit") into the Escrow Account to be operated in accordance with the provisions of Clause 5, as to (pound)500,000 (the "Stock Retention") subject to the provisions of sub Clause 3.3 on the fifth Business Day following the date of agreement or determination of the value of the Stock in accordance with Clause 4, and as to (pound) 200,000 (the "Employee Claim Fund") to be operated in accordance with the provisions of Clause 18.10.

3.3 Subject to Clause 4.8 , if the value of the Stock is agreed or (as applicable) determined (in accordance with Clause 4)to be:

        (A) less than (pound)7,000,000 the Vendor shall within five Business Days of agreement or determination of the value of the Stock (as aforesaid) pay to the Purchaser an amount equal to the shortfall;

        (B) more than (pound)7,000,000 the Purchaser shall within five Business Days of agreement or determination of the value of the Stock (as aforesaid) pay to the Vendor an additional amount by way of consideration equal to the excess (subject to a maximum additional payment of (pound)3,000,000)

        together in each case with interest thereon from Completion to the date of actual payment at a rate (as hereinafter as before judgment) equal to 3 per cent per annum above the base rate for the time being of HSBC Bank plc calculated on a daily basis.

        In the event that the value of the Stock agreed or determined in accordance with Clause 4:

        (A) is equal to or less than (pound)6,500,000 then the sum payable by the Vendor to the Purchaser under sub-Clause (A) above shall be paid and satisfied first by the release to the Purchaser of the Stock Retention and secondly by the payment by the Vendor to the Purchaser of a sum equal to the amount by which the value of the Stock is less than (pound)6,500,000;

        (B) is equal to or less than (pound)7,000,000 but more than (pound)6,500,000 then the sum payable by the Vendor to the Purchaser under sub-Clause (A) above shall be satisfied by the release to the Purchaser of so much of the Stock Retention as is equal to the amount by which the value of the Stock falls short of (pound)7,000,000. In such circumstances the Purchaser (within five Business Days as aforesaid) shall pay the balance of the Stock Retention to the Vendor; and

        (C) is more than (pound)7,000,000 then the sum payable by the Purchaser to the Vendor under sub-Clause (B) above shall be satisfied first by the release and payment to the Vendor of the Stock Retention and secondly by the payment by the Purchaser to the Vendor of a sum equal to the amount by which the value of the Stock exceeds (pound)7,000,000 (such additional payment over and above the Stock Retention not in any circumstances to exceed (pound)3,000,000.)

        All sums payable under this Clause 3.3 shall be paid by telegraphic transfer to the account of the receiving party, details of which have been notified in advance, and receipt of such sums into such account shall constitute a good discharge of the paying party in respect thereof.

3.4 The consideration payable by the Purchaser for the Sale Assets shall be apportioned as follows:

        (A)    for the Property the sum of (pound)1;

        (B)    for the Fixed Assets the sum of (pound)1,500,000;

        (C) for the Stock the sum of (pound)7,000,000 (subject to adjustment in accordance with Clause 3.2);

        (D)    for the Intellectual Property Rights the sum of (pound)1;

        (E) for the benefit of the Assumed Contracts and Tenders the sum of (pound)1;

        (F)    for the Goodwill the sum of (pound)6,499,995;

        (G)    for the Records the sum of (pound)1;

        (H) for the other assets and rights agreed to be sold and purchased hereunder the aggregate sum of (pound)1.

4.      Stock
        -----
4.1 On the Completion Date the parties shall procure that there shall be a stocktaking of the Stock which shall be attended by representatives of the Vendor and the Purchaser. The procedures and practices to be adopted by the Vendor and Purchaser in undertaking the stock take are set out in Appendix 18 As soon as practicable following the Completion Date, and in any event not later than seven days after the Completion Date, a draft of the Stock valuation ("the draft Stock Valuation") shall be prepared by the Vendor in accordance with the Stock valuation policies and principles set out in Appendix 18 and delivered to the Purchaser.

4.2 As soon as reasonably practicable after delivery of the draft Stock Valuation to the Purchaser, and in any event within thirty-one days after such delivery ("the Review Period"), the Purchaser shall review the draft Stock Valuation and shall set out in writing the adjustment (if any) it considers necessary for the draft Stock Valuation to comply with Clause 4.1 above, and endeavour to agree with the Vendor what adjustments (if any) need to be made to it in order for it to comply with Clause 4.1 above.

4.3     If:

        (A) the Purchaser agrees that no adjustment need to be made to the draft Stock Valuation or does not dispute the draft stock valuation; or

        (B) the Purchaser and the Vendor agree on the adjustments to be made to the draft Stock Valuation in order for it to comply as aforesaid,

        they shall (in the circumstances mentioned in (b) above) jointly incorporate into, and reflect any such adjustments in, the draft Stock Valuation and the value of the Stock reflected in that adjusted draft Stock Valuation, shall be the value of the Stock agreed or determined in accordance with this Clause 4 for all purposes of this Agreement and shall in the absence of manifest error be final and binding on the parties and shall not be subject to question on any ground whatsoever and the date of such adjusted or determined draft Stock Valuation shall for all purposes of this Agreement be the date of agreement of the value of the Stock.

4.4 If the Vendor and the Purchaser are unable to agree within the Review Period on:

        (A)    whether adjustments need to be made to the draft Stock Valuation;

        (B)    the adjustments to be made thereto; or

        (C)    the value of the Stock,

        then the matter or matters in dispute, but no others, shall be referred for determination in accordance with Clause 25.

        For the avoidance of doubt all matters falling to be determined under this clause 4.4 shall be determined by the Independent Accountants pursuant to clause 25 irrespective of the content of clause 34.

4.5 Until the value of the Stock shall have been agreed or determined, the Vendor and the Purchaser shall respectively:

        (A) give or procure that their respective representatives and the Independent Accountants are given access at all reasonable times to all books and records relevant to the exercise of agreeing the value of the Stock which are in the possession or under the control of the Vendor or the Purchaser (as the case may be); and

        (B) generally provide each other and the Independent Accountants with such other information and assistance as they may reasonably require (including access to and assistance at reasonable times from personnel employed by the Vendor or the Purchaser, as the case may be), in relation to the review, agreement or determination of the draft Stock Valuation and the determination of the value of the Stock.

4.6     In the  event  that the  value of the  Stock  agreed  or  determined  as provided in this Clause 4 exceeds (pound)10,000,000 then, without prejudice to the Purchaser's obligation, as provided in Clause 3.2(c) to pay the maximum additional sum of (pound)3,000,000, the Purchaser shall be at liberty to choose which of the items of Stock (excluding, for the avoidance of doubt, all Bonded Stock which will be acquired by the Purchaser hereunder at nil value) valued (as aforesaid) it will purchase pursuant to this Agreement (it being acknowledged that the Purchaser will be obliged to purchase Stock up to the maximum value of (pound)10,000,000 and that for these purposes the valuation mechanism to be adopted is that which is described above) and the balance of the items not selected will not, subject to Clause 4.7 below, be sold to the

        Purchaser hereunder and will not be regarded as falling within the definition of Stock for the purposes of this Agreement.

4.7 Any other stock of the Vendor not falling within the definition of Stock for the purposes of this Agreement shall be offered by the Vendor to the Purchaser at a value to be agreed, and the Purchaser will have the option to purchase the stock from the Vendor within 14 days of Completion although the Purchaser shall be under no obligation to accept such offer. If the parties fail to consummate such sale within such 14 days, then the Vendor shall (subject to the provisions of Clause 17) be free to sell such stock as it deems appropriate.


4.8     (A)    Notwithstanding  the  provisions of Clause 3.3 and this Clause 4, for up to a period of 90 days from the Completion Date, or, if later, until the date upon which the value of the Stock is agreed or determined in accordance with clause 4 the Purchaser shall be entitled to withhold payment of sums due to the Vendor from the Stock Retention, until it has received (in relation to a particular supplier's stock) documentary evidence reasonably acceptable to itestablishing that the Vendor has paid such supplier for such Stock ("Evidence of Payment").

        (B) The Vendor hereby agrees to use all reasonable endeavours to obtain Evidence of Payment in respect of each such supplier, within the period of 90 days from the Completion Date referred to above, but in any event, if such Evidence of Payment has not been provided by the Vendor at the expiry of such 90 day period, and again provided on that date the value of the Stock has been agreed or determined in accordance with this clause 4, then all sums remaining in the Stock Retention shall be immediately paid to the Vendor.

        (C) Subject to clause 3.3 and the remainder of this clause 4, and again provided on that date the value of the Stock has been agreed or determined in accordance with this clause 4, then if during the 90 day period referred to above, the Vendor provides the Purchaser with Evidence of Payment is relation to a particular supplier, any sums payable to the Vendor by the Purchaser in respect of all Stock supplied to the Vendor by such supplier (a "Released Stock Payment") shall be payable to the Purchaser in accordance with Clause 8 below.

5.      Escrow Account
        --------------
5.1 At any time prior to the first anniversary hereof, ("the Expiry Date") and thereafter as provided in this Clause the Purchaser shall be entitled to have recourse to the Cash Deposit to obtain payment of any amounts due to it in respect of any claim finally decided under this Agreement or under any agreement entered into pursuant to this Agreement (a "Claim") which has not previously been paid or satisfied by the Vendor in accordance with the terms of this Agreement.

5.2 If a Claim has been notified to the Vendor by the Purchaser, together with, so far as is reasonably practicable full details of the amount alleged to be due in respect thereof, and it shall be finally decided that the Vendor is liable in whole or in part in respect of the Claim but the Vendor has not discharged the amount so due in respect of the Claim, the parties shall procure the release forthwith of the amount so due from the Escrow Account (to the extent sufficient) by way of satisfaction (or to the extent sufficient aforesaid) of the liability of the Vendor.

5.3 If by the Expiry Date it shall not have been finally decided whether or not the Vendor is liable in whole or in part in respect of a Claim there shall be retained in the Escrow Account subject to Clause 5.5 an amount equal to the alleged amount of the Claim (and the balance of the Cash Deposit not required to meet any other then outstanding Claims shall be released to the Vendor's Solicitors) until it shall be finally decided that the Vendor is liable in whole or in part in respect thereof or until the provisions of Clause 5.4 apply

5.4 If at any time after the Expiry Date it shall be finally decided that the Vendor is not liable in whole or in part in respect of the Claim then to the extent that the Vendor is not so liable or the Claim has been withdrawn, the rights of the Purchaser to have recourse to any amount retained in the Escrow Account in respect thereof under this Clause shall to that extent, lapse and so much of the amounts retained in the Escrow Account in respect of the Claim as is equal to the amount of the Claim in respect of which it has been finally decided the Vendor is not liable shall be released to the Vendor's Solicitors

5.5     (A)    In the event that a Claim has not been  finally  decided at close of business on the Expiry Date,  then an amount equal to what the
               Purchaser  reasonably  believes  to be the  quantum  of the Claim
               shall  be  retained  in  the  Escrow  Account   (subject  to  the
               provisions of this Clause 5.5) pending final decision of such Claim in accordance with the provisions of Clause 5.6 below. In such circumstances the Vendor may notify the Purchaser in writing that it wishes to invoke the provisions of this Clause 5.5.
               Following such notification the Vendor and the Purchaser shall have a period of 7 days in which to agree the identity of a Queen's Counsel to provide an opinion in respect of the Claim. In the event that the Vendor and the Purchaser shall fail to agree the identity of the Queen's Counsel to be instructed within such period of 7 days then either the Vendor or the Purchaser may apply to the Chairman of the Bar Counsel for determination of the identity of the Queen's Counsel to be instructed. The Queen's
               Counsel so identified shall be instructed jointly by the Vendor and the Purchaser ("the Instructions"). The Instructions shall be sent to the Queen's Counsel no later than the seventh day after the Queen's Counsel has been identified in accordance with this Clause accompanied by such submissions as the Vendor and the Purchaser shall wish to make in relation to the Claim (the
               "Submissions"), provided that no later than the fifth day after the identity of the Queen's Counsel shall have been determined each of the parties shall provide to the other copies of the submissions that it intends to make to the Queen's Counsel to enable the other party to comment on such submissions save that neither party shall be required to submit to the other party copies of any material which in the opinion of their respective solicitors attracts legal professional privilege on any ground.
               Any  commentary  on the other party's  submissions  (the "Further
               Submissions")
               may also be submitted to Queen's  Counsel with the  Instructions.
               The Vendor and the Purchaser further agree that:

               (i) any disclosure of legally privileged information to the Queen's Counsel shall not amount to a waiver of such legal privilege;

               (ii) the Queen's  Counsel  appointed  pursuant to this Clause 5.5 shall not be eligible to act for either party in relation to any proceedings to which the Claim relates;

               (iii)the opinion of Queen's Counsel shall be kept confidential as between the parties and may not be referred to or relied upon by either party in any proceedings to which the Claim relates; and

               (iv) the Queen's  Counsel's  opinion to be provided shall be made on the basis of the Instructions, the Submissions and the Further Submissions by the Vendor and the Purchaser which accompany the Instructions and neither the Vendor nor the Purchaser shall be entitled to provide to the Queen's Counsel any further submissions whether written or oral.

        (B) If the Queen's Counsel opines that the Purchaser has reasonable grounds for the Claim in question, the costs of such Queen's Counsel shall be borne in full by the Vendor whether or not Queen's Counsel was able to determine the Estimated Amount of such Claim in accordance with (C) below. However, if the Queen's Counsel opines that the Purchaser does not have reasonable grounds for such Claim, the costs of such Queen's Counsel shall be borne in full by the Purchaser.

        (C) The opinion which shall be sought from Queen's Counsel shall be whether or not (i) there are reasonable grounds for the Claim to be made and (ii) if so the likely quantum of such Claim (to the extent that this can be assessed by Queen's Counsel) (the "Estimated Amount"). The Purchaser shall only be entitled to withhold (and retain in the Escrow Account) from the amount that would otherwise be required to be released from the Escrow Account to the Vendor an amount equal to the Estimated Amount and such sums retained in the Escrow Account shall be retained pending final decision of such Claim in accordance with Clause
               5.6 below. In the event that any Claim is not quantifiable by Queen's Counsel on the basis of the information underlying such Claim then the amount equal to what the Purchaser reasonably believes to be the quantum of the Claim shall not be released from the Escrow Account pending final decision of such claim in accordance with Clause 5.6.

5.6 For the purposes of this Clause only, a Claim shall be deemed to be "finally decided" if either:

        (A) the Vendor and the Purchaser agree a final settlement thereof in writing; or

        (B) upon an order or decree of a Court of competent jurisdiction being given in proceedings in respect of the Claim and such order or decree being final and not or no longer appealable.

        The amount determined to be payable upon final decision of the Claim shall be the amount agreed by the Vendor and the Purchaser or determined by any such order or decree (as the case may be) to be payable by the Vendor in respect thereof.

5.7 The Purchaser hereby undertakes that, unless a final decision has been agreed between the parties, it will commence proceedings in respect of any Claim within six months from the date the Purchaser notifies the Vendor of such Claim in accordance with Clause 5.2.

5.8 Interest earned on principal monies released from the Escrow Account shall be paid to the person receiving the same at the same time as they are released.

5.9 The Escrow Account shall be an interest bearing deposit account opened at a United Kingdom branch of one of the clearing banks (or such other bank as the parties shall agree) in the joint names of the Vendor's Solicitors and the Purchaser's Solicitors on terms that no amounts
        (including interest) shall be paid out therefrom otherwise than as expressly provided in this Clause. The mandate applicable to the Escrow Account shall be operated jointly by the Vendor's Solicitors and Purchaser's Solicitors.

5.10 For the avoidance of doubt matters falling to be determined by Queen's Counsel under this clause 5 shall be determined by Queen's Counsel in accordance with this clause 5 irrespective of the content of clause 34.

6.      Value Added Tax
        ---------------
6.1 The amount of the Consideration payable by the Purchaser to the Vendor under this Agreement is exclusive of VAT which may be determined to be payable in respect thereof, and which, if so determined shall be paid by the Purchaser to the Vendor upon delivery of an appropriate VAT invoice.

6.2 The Vendor and the Purchaser consider that the sale of the Business by the Vendor to the Purchaser is one to which the provisions of paragraph 5 of the Value Added Tax (Special Provisions) Order 1995 ("Paragraph 5") applies and agree that Clause 6.1 will not apply to any sale to which Paragraph 5 applies or any payments to be made by the Purchaser to the Vendor in respect of such sale.

6.3 The Vendor shall not charge any VAT to the Purchaser in respect of the sale and purchase of the Business and the Assets unless Customs shall first have provided a written ruling to the effect that the Vendor is obliged to charge VAT to the Purchaser in respect of the sale and purchase hereunder. If H M Customs & Excise confirms to the Purchaser that the sale of the Sale Assets pursuant to this Agreement is a taxable supply for VAT purposes, the Purchaser shall pay, within five Business Days of demand by the Vendor accompanied by the relevant VAT invoice, an amount equal to the VAT chargeable in respect of the Sale Assets, return any VAT Records delivered to the Purchaser by the Vendor pursuant to Clause 6.7 and the Vendor shall issue the Purchaser with a tax invoice in respect of the supply, unless the Vendor is prevented from issuing the tax invoice by virtue of sub-paragraph 13(5) of the Value Added Tax Regulations 1995 ("Paragraph 13(5)") without first obtaining the permission of H M Customs & Excise, in which case, the Vendor shall use its reasonable endeavours to obtain permission to issue such invoice and will issue the invoice within five Business Days of obtaining such permission.

6.4     The Vendor hereby warrants and undertakes that:

        (A) the Business is capable of operation as a going concern by the Vendor;

        (B) the Sale Assets are legally and beneficially owned by the Vendor, are used for the purposes of the Business and are the Vendor's business assets;

        (C)    the Vendor is a taxable person for the purposes of VAT;

        (D) the Vendor has not made any election in respect of the Property under paragraph 2 of Schedule 10 to the VATA 1994 and will not make any such election before Completion; and

        (E) there has been no significant break in the normal trading pattern of the Business at any time in the last six months.

        For the avoidance of doubt, any penalty or interest incurred by the Vendor for late payment of VAT by reason of it having been assumed that sale and purchase of the Business and the Assets to the Purchaser fell within Paragraph 5 shall be borne by the Vendor.

6.5     The Purchaser hereby warrants that:

        (A)    the Purchaser is a taxable person;

        (B) the Sale Assets are to be used by the Purchaser or a member of the same VAT group as the Purchaser in carrying on the same kind of business as the Business, whether or not as part of any existing business carried on by the Purchaser; and

        (C) there are no arrangements in existence for the transfer of the legal or the beneficial interest in the assets by the Purchaser (save for Stock in the ordinary course of the Business) otherwise than to another member of the same VAT group as the Purchaser.

6.6 If the Purchaser shall have paid to the Vendor any amount in respect of a supposed liability to VAT and Customs shall subsequently determine that the whole or part of such supposed liability to VAT was not properly chargeable ("Overpaid VAT"), then the Vendor shall:

        (A)    promptly notify the Purchaser of Customs' determination; and

        (B) forthwith on recovery of the Overpaid VAT, repay the Overpaid VAT (together with all interest paid by HM Customs & Excise relating thereto) to the Purchaser and issue a VAT credit note to the Purchaser in respect of the Overpaid VAT.

6.7 The Vendor shall make a request as soon as it is reasonably practicable and in any event within ten Business Days after Completion for a direction from the Commissioners that the VAT Records shall continue to be preserved by the Vendor. If the Commissioners decline to issue the direction within thirty Business Days after Completion, the Vendor shall, on the earlier of five Business Days of the receipt of the
        Commissioners' written notification to that effect or thirty-five Business Days after Completion, deliver the VAT Records to the Purchaser. The Vendor undertakes to maintain and preserve the VAT Records as the Purchaser is or would be required to maintain and preserve them by law for the period between Completion and the delivery thereof to the Purchaser or the issue of the direction sought (as they case may be).

7.      Completion
        ----------
7.1     Subject as hereinafter provided Completion shall take place at Guernsey.

7.2 On Completion the Vendor shall deliver to the Purchaser (or to such person as the Purchaser may nominate):

        (A) such duly executed documents in the Agreed Form as are reasonably required by the Purchaser to complete the sale and purchase of the other Sale Assets and to vest title thereto in the Purchaser;

        (B) all property hereby agreed to be sold which is capable of transfer by delivery (which delivery shall, unless otherwise agreed, take place at the Property);

        (C)    the Records;

        (D) duly executed SCH Supply Agreement, Elcom Name Licence, PECOS Licence and Langley Occupation Licence;

        (E) the originals of all of the documents in the Vendor's possession constituting or evidencing the Contracts and the terms and conditions of employment of each of the Employees;

        (F)    the Disclosure Letter;

        (G) the IPR Licence.

7.3 Subject to the Vendor complying with its obligations as aforesaid, the Purchaser shall:

        (A) deliver to the Vendor (or such person as the Vendor shall nominate) counterparts of the documents referred to at Clause 7.2(A), (B), (E) and (I)
               duly executed by the Purchaser; and

        (B) pay the sum of (pound)13,800,000 specified in Clause 3.2 by bank transfer to the Vendors' Solicitors :

               Bank:                C Hoare & Co
               Address:             37 Fleet Street, London EC4
               Sort Code:           15-99-00
               Client Account:      28782240

        whose receipt in respect of such payment shall be a complete discharge to the Purchaser.

        (C) pay the sum of (pound)500,000 into the Escrow Account pursuant to Clause 3.2.

7.4 The property and (subject to the terms of this Agreement) the risk in the Sale Assets shall pass to the Purchaser on Completion or in the case of the title or beneficial interest in any Sale Asset capable of passing by delivery on actual delivery thereof and (save where the Purchaser has before Completion notified the Vendor that it requires delivery of any Sale Assets to take place at the venue at which Completion takes place) any Sale Assets at the Property or in the possession of the Employees shall be deemed to have been delivered on Completion.

8.      Apportionments
        --------------
8.1 All rents, rates and other periodic outgoings in respect of the Business including (but without limitation) those in relation to the Property and all wages, salaries and other periodic outgoings in respect of the "A" Employees including accrued holiday remuneration and bonuses (deferred or otherwise), sales commissions and other periodic outgoings in respect of the Sale Assets and the Assumed Contracts for periods of time on or before Completion shall be borne by the Vendor and for periods of time after Completion shall be borne by the Purchaser and all periodic payments receivable in respect of the foregoing for periods of time on or before Completion shall belong to and be payable to the Vendor and for periods of time after Completion shall belong to and be payable to the Purchaser. Such outgoings payable and payments receivable in respect of periods starting on or before Completion and ending after it shall be apportioned accordingly, provided that any such outgoings or payments receivable which are referable to the extent of the use of any asset or right shall as far as practicable be apportioned according to the extent of such use. All deferred revenue constituted by services invoiced prior to Completion by the Vendor in respect of invoices raised prior to Completion by the Vendor but in respect of services to be supplied by the Business after Completion shall belong to the Purchaser, and shall be payable by the Vendor to the Purchaser, and all Released Stock Payments treated as if an apportionment sum under this clause 8.1 and shall be payable by the Purchaser to the Vendor, in accordance with Clause 8.2.

8.2 Where any amounts fall to be apportioned under this Agreement the Vendor or the Purchaser (as the case may be) shall other than in relation to Released Stock Payments provide the other with full details of the apportionments together with supporting vouchers or similar documentation. The apportionments made pursuant to this Clause 8 shall be agreed between the Vendor and the Purchaser at the end of each month following the Completion Date until the Vendor and Purchaser agree that all items that would fall to be apportioned pursuant to this Clause 8 have been so apportioned and that all consequential payments have been made. If the amount of any apportionment or deferred revenue is in dispute, the matter shall be Determined by the Independent Accountants. The amount so agreed or determined shall be paid within seven days of such agreement or determination. Any amount payable under this clause shall carry interest from the due date for payment at the end of each month until the date of actual payment at a rate equal to three per cent per annum above the base rate for the time being of HSBC Bank plc. For the avoidance of doubt all matters falling to be determined under this clause 8.2 shall be determined by the Independent Accountants pursuant to clause 25 irrespective of the content of clause 34.

8.3 Each of the Vendor and the Purchaser shall keep accounting records reasonably sufficient to enable verification of the apportionments and shall allow the other of them, its auditors or other duly authorised representatives and any Independent Accountants access to such accounting records at any time during normal business hours on reasonable notice to examine and take copies, notes or extracts from such records for the purpose of such verification.

9.      The Debts
        ---------
9.1 The Vendor shall remain entitled to the Debts and will continue to collect them in accordance with its normal procedures for the collection of debts full details of which will be provided to the Purchaser by the Vendor within seven days of Completion. If any member of the Purchaser's Group receives any communication or payment in respect of any of the Debts, it shall as soon as reasonably practicable pass such communication or payment to the Vendor and in any event pending payment it shall hold all such payments so received upon trust absolutely for the Vendor. Save as otherwise provided herein, in the event that any member of the Vendors' Group receives, after Completion, any communication or payment relating to or in connection with the operation of the Business after Completion, it will, as soon as reasonably practicable, pass such communication or payment to the Purchaser and in any event, pending payment, it shall hold all such payments so received upon trust absolutely for the Purchaser.

9.2 The Purchaser shall provide the Vendor, following a request on reasonable notice by the Vendor to the Finance Director of the Purchaser (consent to such request not to be unreasonably withheld or delayed), with such access at reasonable times on business days to the Records relevant to the Debts and Employees as the Vendor may from time to time reasonably require for the purposes of collecting in the Debts provided that such access does not cause material disruption to the Business.

9.3 Where any Debt due from an end user customer of the Business (a "Customer Debt") remains unpaid to the Vendor for a period in excess of 90 days, and provided that such Customer Debt is a proven and valid debt, the Vendor may give notice to the Purchaser of its intention to commence legal or collection proceedings in relation to the recovery of such Customer Debt, such notice setting out the value of such Customer Debt, and providing the Purchaser with an option to purchase such Customer Debt from the Vendor at a price to be agreed between the Vendor and the Purchaser but in any event not greater than the value stated in the Vendor's Sales Ledger net of any specific provision which should have been made by application of the Vendors' debtor provisioning policy on liquidation or insolvency ( "Purchase Price").

9.4 The Purchaser shall then have a period of fourteen days to confirm by written notice ("Purchase Notice") to the Vendor its desire to purchase the unpaid Customer Debt from the Vendor, in such confirmation indicating the purchase price which it is prepared to offer in respect of same.

9.5 If the Purchaser confirms to the Vendor its intention to purchase the unpaid Customer Debt pursuant to a Purchase Notice, completion of such purchase shall occur within 2 Business Days of service of the Purchase Notice and

9.5.1   The  Vendor  shall  sell  with  full  title   guarantee  free  from  all
        encumbrances the relevant Customer Debt for the Purchase Price.

9.5.2 The Vendor shall use its reasonable endeavours to procure the release of the relevant Customer Debt from all and any legal and/or beneficial interest of Deutsche Financial Services Limited ("the Factor").

9.5.3 To the extent that such Customer Debt is legally vested in the Factor, the Vendor shall use its reasonable endeavours to procure either that the Factor reassigns legal title to the Customer Debt to the Vendor or that the Factor assigns such Customer Debt direct to the Purchaser, prior to completion of the purchase by the Purchaser of that Customer Debt.

9.5.4 In either situation contemplated by clause 9.5.3 the Purchaser may at its sole option either pay direct to the Factor the amount of any monies advanced by the Factor to the Vendor in relation to such Customer Debt or pay such monies to the Vendor to account to the Factor.

9.6 If a sale of the Customer Debt has not been completed within fourteen days of any confirmation given pursuant to Clause 9.5 above, the Vendor may then take any action or institute any legal proceedings in respect of any such unpaid Customer Debt as it thinks fit.

9.7 Where any Debt which is due from a dealer for the distribution operations of the Business (a "Dealer Debt") remains unpaid to the Vendor for a period in excess of 30 days after its due date for payment, the Purchaser hereby agrees on the reasonable request of the Vendor(s) to inform such dealer that the Purchaser is aware of the overdue Dealer Debt and that failure to satisfy such overdue Dealer Debt may impact on the credit limits granted by the Purchaser to such dealer.

10.     The Property
        ------------
        The Property and the Scottish Property shall be sold by the Vendor to the Purchaser or shall otherwise be dealt with subject to and upon the terms set out in Schedule 3.

11.     Assumed Contracts Tenders and Ancillary Rights
        ----------------------------------------------
11.1 Subject to Clause 13.1 and as otherwise expressly provided herein or in any agreement executed pursuant hereto, the Purchaser shall with effect from Completion assume and perform all of the obligations of the Vendor under the Assumed Contracts to be performed (in accordance with the terms of such Assumed Contracts) after Completion.

11.2 All Contracts which can be assigned by the Vendor without the consent of any third party shall be assigned to the Purchaser with effect from Completion.

11.3 Insofar as the benefit (subject to the burden as hereinafter provided) of any of the Assumed Contracts or of any of the Ancillary Rights cannot be transferred by the Vendor to the Purchaser on Completion without the agreement or consent of a third party:

        (A) the Vendor shall use its best endeavours (with the reasonable co-operation of the Purchaser) to procure that such Assumed Contracts and Ancillary Rights are novated or assigned as soon as possible after Completion;

        (B) unless and until any such Assumed Contracts and Ancillary Rights are novated or assigned;

               (i) the Vendor shall hold the benefit (subject to the burden) of such Assumed Contracts and Ancillary Rights upon trust for the Purchaser absolutely and shall pay to the
                      Purchaser as soon as reasonably practicable any sums or other benefits received by the Vendor in relation thereto as soon as reasonably practicable after receipt;

               (ii) the Purchaser shall have the right and the Vendor shall at the election of the Purchaser permit the Purchaser to perform, in place of the Vendor, any such Assumed Contract as sub-contractor, agent, licensee or sub-licensee (as appropriate) of the Vendor to the extent that such performance may be permitted by any such Assumed Contract; and

               (iii) subject to clause 9, unless and until any such Assumed Contracts and Ancillary Rights shall be novated or assigned, the Vendor shall (so far as it lawfully may so do) act under the direction of the Purchaser in all matters relating to such Assumed Contracts and Ancillary Rights for so long as the Vendor is required and authorised so to do by the Purchaser and shall not without the Purchaser's express prior written consent make or effect any variation of terms compromise, release or waiver or settlement of or otherwise take any action in relation to any such

                      Assumed Contracts or Ancillary Rights or any other rights arising under the same.

        (C) In any case where the consent of a third party is required in connection with the novation or assignment of an Assumed Contract or any Ancillary Rights and such consent is not forthcoming or is refused the Vendor shall use its best endeavours to make such arrangements as may be acceptable to the Purchaser for assuring to the Purchaser the full benefit of such Assumed Contracts and Ancillary Rights.

11.4 Insofar as any Tender is accepted and becomes a binding contract of the Vendor the provisions of Clauses 11.1 and 11.2 shall apply to such contracts as if they were Assumed Contracts.

12.     Claims by Customers and Returns
        -------------------------------
12.1 In relation to items of stock returned after Completion to the Vendor, or to the Purchaser in the course of conduct of the Business, in either case by any customer of the Business and where, in either case, the stock in question was supplied to that customer by the Vendor in the course of conduct of the Business prior to Completion, then the following provisions of this clause 12 shall apply:

        (a) If the stock in question has been returned direct by the customer to the Purchaser and where it has been returned because the customer concerned alleges that the item in question is faulty or otherwise does not conform to the requirements/specification stipulated or confirmed by the manufacturer's warranty in place in respect of such item supplied then:

               (i) if the Purchaser successfully passes, by agreement of the manufacturer concerned, the item in question back to the manufacturer and obtains reimbursement from that manufacturer in respect of the repair or replacement (as appropriate) cost of the item concerned, then the cost to the Purchaser of the repair or replacement as aforesaid will not be recoverable by the Purchaser from the Vendor under any provision of this Agreement; but

               (ii) if the Purchaser cannot, having used its reasonable endeavours so to do for a period of thirty days commencing on the date of return of the item to the Purchaser, pass, as aforesaid,the item in question back to the manufacturer concerned and/or obtain reimbursement in respect of the repair or replacement cost as aforesaid,then the Purchaser shall return the item in question to the Vendor and the Vendor shall reimburse the Purchaser the costs incurred by the Purchaser in replacement of that item and all sums due from the Vendor to the Purchaser under this sub-clause(ii) shall be regarded as falling within the definition of the Excluded Liabilities for the purposes of this Agreement; but

        (b) if the stock has been returned after Completion to the Vendor, then the Purchaser may, at its absolute discretion, agree to operate the provisions of sub-clause (a) above as if the item in question had in fact been returned after Completion direct by the customer concerned to the Purchaser.

12.2 In relation to items of stock returned, prior to Completion, to the Vendor in the course of conduct of the Business, then the Purchaser may, at its absolute discretion, agree to operate the provisions of sub-clause 12.1(a) above as if the item in question had in fact been returned after Completion direct by the customer concerned to the Purchaser in the course of conduct of the Business

        PROVIDED THAT for the avoidance of doubt, save to the extent expressly provided in this clause 12, nothing in this clause 12 shall be taken to limit or exclude the liability of the Vendor to the Purchaser as provided in any other provision of the Agreement.

13.     Excluded Liabilities
        --------------------

13.1    Nothing contained in this Agreement or otherwise:-

        (A) shall require the Purchaser to perform any obligation relating to the Business or the Sale Assets which was due to have been performed or should have been performed by the Vendor before Completion;

        (B) shall impose on the Purchaser any liability for any losses or claims or expenses arising by reason of a breach by the Vendor of its obligations under or contemplated by this Agreement;

        (C) shall impose on the Purchaser any liability for or in respect of any of the Excluded Liabilities and/or any of the Excluded Assets.

13.2 The Vendor undertakes with the Purchaser fully to indemnify the Purchaser against any and all losses, claims, actions, proceedings, damages, and reasonable costs and expenses (including reasonable professional fees) and other liabilities which the Purchaser may suffer or incur by reason of

        (i) the failure by the Vendor to discharge the creditors of the Business at Completion including the discharge of any retention of title clauses invoked by any supplier of the Business in relation to any Stock; and/or

        (ii)   the Excluded Liabilities listed in Schedule 1 and/or

        (iii)  by reason of or in connection with any of the Excluded Assets.

        The Purchaser agrees not to take any action to avoid, dispute, resist, appeal, settle, compromise or defend or otherwise deal with any Excluded Liability without the prior written consent of the Vendor. If requested by the Vendor, the Purchaser will re-assign, insofar as is possible, to the Vendor any right to claim against a manufacturer, which right is comprised in the Ancillary Rights, required by the Vendor to mitigate its liability in respect of an Excluded Liability.

        The indemnity in this clause 13 extends to all losses, claims, actions, proceedings, damages and reasonable costs and expenses suffered or incurred by the Purchaser as a result of any claim against the Purchaser by any third party relating to any Excluded Liability listed in Schedule 1, save that any consequential loss suffered by the Purchaser as a result of any such claim shall, without prejudice to the provisions of clause 13.1, not be the subject of this indemnity.

13.3 The Vendor shall supply to the Purchaser promptly after request such information as the Purchaser shall from time to time require in relation to the discharge of the Vendor's obligations under or contemplated by this Clause and shall not in the discharge of such obligations take any steps which might reasonably be expected to damage in any material respect the continuing commercial interests of the Purchaser.

14.     Assumed Liabilities
        -------------------
        Except as expressly provided herein, nothing in this Agreement or any other agreement entered into pursuant to this Agreement or otherwise shall impose any liability on the Vendor's Group in respect of the Assumed Liabilities or in connection with the Business or Sale Assets or any of them after risk therein shall pass to the Purchaser in accordance with the terms hereof, and the Purchaser agrees to fully indemnify the Vendor against any and all losses, claims, actions, proceedings, damages, and reasonable costs and expenses (including reasonable professional fees) and other liabilities which the Vendor may suffer or incurs in relation to the Assumed Liabilities. The Vendor agrees (i) not to take any action to avoid, dispute, resist, appeal, settle, compromise or defend or otherwise deal with any Assumed Liability without the prior written consent of the Purchaser, and (ii) (subject to first being indemnified by the Purchaser to its reasonable satisfaction against all liability which may thereby be incurred) take such action as the Purchaser may reasonably require from time to time to assist it in dealing with any such claim or to enforce any rights it may have to recover from any third party any sum or benefit the matter of the subject of a claim hereunder or otherwise referable hereto.

15.     Warranties
        ----------
15.1 In consideration of the Purchaser entering into this Agreement the Vendors hereby warrant to the Purchaser (for itself and as trustee for its successors in title) in the terms set out in Schedule 4.

15.2

        (A) The Warranties are qualified to the extent, but only to the extent, of those matters fairly disclosed in the Disclosure Letter and for this purpose "fairly disclosed" means disclosed in such manner and in such detail as to enable a reasonable purchaser to make an informed assessment of the matter concerned.

        (B)

               (i) Each of the paragraphs in Schedule 4 shall be construed as a separate and independent warranty; and

               (ii) save as  expressly  otherwise  provided  in this  Agreement, shall not be
                     limited  by  reference  to any  other  paragraph in
                     Schedule 4 or by any other provision of this Agreement

               and the Purchaser shall have a separate claim and right of action in respect of every breach of each such warranty.

15.3 The rights and remedies conferred on the Purchaser under this Agreement are cumulative and are additional to, and not exclusive of, any rights or remedies provided by law or otherwise available at any time to the Purchaser in respect of any breach of Warranty (including but not limited to the right to damages for any loss or additional loss suffered by the Purchaser).

15.4 The Warranties shall not in any respect be extinguished or affected by Completion.

15.5 The Vendor agrees with the Purchaser (for itself and as trustee for the Employees):

        (A) that the giving by any of the Employees to the Vendor or its agents or advisers of any information or opinion in connection with the Warranties or the Disclosure Letter or otherwise in relation to the Business or in connection with the negotiation and preparation of this Agreement or the Disclosure Letter shall not be deemed a representation, warranty or guarantee to the Vendor of the accuracy of such information or opinion;

        (B) to waive any right or claim which the Vendor may have (whether against any of the Employees or the Purchaser) for any inaccuracy, error, omission or misrepresentation in any such information or opinion (other than any claim which in the reasonable opinion of the Vendor would arise out of fraud); and

        (C) that any such right or claim shall not constitute a defence to any claim by the Purchaser under or in relation to this Agreement (including the Warranties).

15.6 Where in this clause 15 or in Schedule 4 any representation or warranty is expressed to be qualified by reference to the awareness of the Vendor then that representation or warranty shall be deemed not to be so qualified unless the Vendor shall have made reasonable enquiry of its officers, senior employees with relevant responsibilities and relevant professional advisers.

16.     Limitations on Liability
        ------------------------
16.1 Subject as provided below, the liability of the Vendor under or in respect of the Warranties shall be limited as follows:-

        (A) no claim under the Warranties ("a relevant claim") may be made unless written notice of the claim concerned has been given to the Vendor in accordance with this Clause before the first anniversary from the Completion Date; and

        (B) any relevant claim which is notified within the required period as prescribed above shall (unless previously settled or withdrawn) be deemed to have been settled or withdrawn if legal proceedings in respect thereof have not been issued and served on the Vendor within six months from the date of the notice of such relevant claim being given to the Vendor.

        For the purposes of this Clause 16.1 (in relation to which time shall be of the essence) the Purchaser shall give notice of any relevant claim as soon as reasonably practicable after it first becomes aware of the breach of warranty and such notice shall contain sufficient details (having regard to the information available to the Purchaser) to enable the Vendor to identify subject matter of the claim.

16.2 Subject to clause 16.3 below, no relevant claim may be made unless and until (i) the value of that claim exceeds (pound)5,000; and (ii) the aggregate amount of all relevant claims individually worth in excess of (pound)5,000 shall exceed (pound)75,000 although (subject to Clause 16.4) once such limit is exceeded the full amount of all such claims and any other claims shall be recoverable.

16.3 For the purposes of clause 16.2, if any one or more relevant claims are all founded on the same circumstance but individually are worth less than (pound)5,000 but in aggregate are worth in excess of (pound)75,000 then, subject to clause 16.4, the full amount of all such claims and all other claims shall be recoverable by the Purchaser.

16.4 The maximum aggregate liability of the Vendor under the Warranties shall not exceed (pound)8,000,000.

16.5    No relevant claim or any other claim under this Agreement may be made:

        (A) if the claim has previously been satisfied in full pursuant to any other provision of this Agreement or any agreement entered into pursuant hereto; or

        (B) if it would not have arisen but for some voluntary act or transaction carried out or effected after Completion by or on behalf of any member of the Purchaser's Group outside the ordinary course of the Business as presently carried on save where any of such parties are committed to undertake any such act or transaction after Completion by virtue of any of the acts or omissions of any member of the Vendor's Group prior to Completion not disclosed to the Purchaser in the Disclosure Letter; or

        (C) if it arises or is increased by reason of any legislation not in force at the date of Completion; or

        (D) to the extent (net of the costs and expenses of recovery incurred by the Purchaser) the Purchaser obtains compensation in respect of the loss or damage the subject of the claim under any suppliers' warranty or guarantee or like obligations or any Ancillary Rights; or

        (E) to the extent (net of the costs and expenses of recovery incurred by the Purchaser including, without limitation of the generality of the foregoing, any increased insurance premiums resultant) that the Purchaser or any other member of the Purchaser's Group receives compensation against the loss or damage suffered the subject of the claim under the terms of any insurance policy for the time being in force.

16.6 The Purchaser shall not be entitled to recover any sum in respect of any relevant claim or otherwise retain reimbursement or restitution more than once in respect of the same loss or damage.

16.7 Any payment under the Warranties shall be deemed to be a reduction of the Consideration payable hereunder and shall be first set off against the Consideration payable for the Goodwill.

16.8 Nothing contained in this Agreement or in any agreement entered into pursuant hereto shall be deemed to relieve any party from any common law duty to mitigate any loss or damage incurred by it.

17.     Covenants to protect Goodwill
        -----------------------------
17.1 For the purposes of protecting the Goodwill of the Business, the Vendor hereby undertakes to and covenants with the Purchaser that no member of the Vendor's Group nor any associated company or connected company of any member of the Vendor's Group will, without the prior written consent of the Group Chief Executive or Finance Director of the Purchaser whether for its own account or jointly with or as manager agent officer employee consultant shareholder or otherwise on behalf of any other person firm or corporation, and whether directly or indirectly during the Relevant Period:

        (A) within the Relevant Territory carry on or be employed, engaged concerned or interested in any capacity in, knowingly provide any technical or commercial or professional advice to, or in any way knowingly assist any business which is or is about to be engaged in the production, distribution and/or sale of the Restricted Products or any of them and/or the supply of the Restricted Services or any of them in competition with the Business; and/or

        (B) within the Relevant Territory carry on or be employed, engaged, concerned or interested in the production, distribution and/or sale of the Restricted Products or any of them and/or the supply of the Restricted Services or any of them to any person firm or company which has at any time within the period of twelve months preceding the Completion Date been a customer of the Business for such goods or services (as evidenced by aggregate annual turnover of the Business with such customer of over (pound)5,000); and/or

        (C) solicit, interfere with or endeavour to entice away from the Business any person, firm or company who is now or has during the twelve months preceding the Completion Date been a client or customer of the Business (as evidenced by aggregate annual turnover of the Business with such customer of over(pound)5,000) or who has had during such twelve month period substantial contact, either in writing or otherwise, with the Business in connection with the  production,  distribution  and/or  sale  of  the  Restricted
               Products  or the  supply of the  Restricted  Services  (or any of them) including but not limited to a response to a bid, or tender process involving the Vendor and/or the Business or a presentation made by the Vendor and/or the Business to such person, firm or company, nor enter into a partnership or any association whether directly or indirectly with any such person, firm or company; and/or

        (D) solicit, interfere with, or endeavour to solicit, interfere with, or entice away from the Business, or (save for the Retained Employees) offer to employ or engage under a contract for services, or enter into partnership with, any person who on or during the twelve months preceding the Completion Date is or was an officer or employee of or full time consultant to the Business, except as otherwise agreed in writing in advance by either the Group Chief Executive or Finance Director of the Purchaser and whether or not that person would commit any breach of his contract of employment by reason of his leaving the service of the Business;

        PROVIDED THAT (i) nothing in this Clause 17 shall prohibit the Vendor's Group as a whole from holding directly or indirectly (for investment purposes only) not more than 5% of the shares of a company listed or dealt in on a recognised Stock Exchange, (ii) subject to the foregoing nothing in sub-clauses 17.1(A) to (D) shall prohibit any member of the Vendor's Group carrying on the Retained Business in the manner in which it has been carried on prior to Completion; (iii) nothing in this Clause 17 shall prohibit any third party (not being a member of the Vendor's Group or a company associated or affiliated to any member of the Vendor's Group) from acquiring Elcom International, Inc. by way of merger, tender offer or other business combination or from acquiring substantially all of the assets of the Vendor's Group and thereafter in either case from carrying on any business carried on by such third party prior to the date of any such acquisition and (iv) nothing in this Clause 17 shall prohibit the Vendor from selling any stock not transferred to the Purchaser hereunder provided that any such stock is not sold to any person who has been a client or a customer of the Business (as evidenced by aggregate annual turnover of the Business with such customer of over (pound)5,000) in the 12 months prior to Completion or who has had during such twelve month period substantial contact, either in writing or otherwise, with the Business in connection with the Restricted Products or Restricted Services, including but not limited to a response to a bid, or tender process involving the Vendor and/or the Business or a presentation made by the Vendor and/or the Business to such person, firm or company.

17.2 The Vendor hereby undertakes to and with the Purchaser that no member of the Vendor's Group will without the prior written consent of either the Group Chief Executive or Finance Director of the Purchaser, whether for its own account or jointly with or as manager agent officer consultant shareholder or otherwise on behalf of any other person firm or corporation, and whether directly or indirectly:-

        (A) take away make use of or disclose to any person firm or corporation (save insofar as necessary to comply with any statutory obligation or final non-appealable order of any Court or statutory tribunal of competent jurisdiction) any Confidential Information or information relating to any manufacturers suppliers customers clients agents or to any other person who has or who has had any dealings with the Business; and/or

        (B) hold itself or themselves out as having any continuing interest in the Business (other than the Retained Business) PROVIDED ALWAYS that the Vendor's Group continues to own the "Elcom" name and, subject always to the provisions of Clause 17.1 above, may use such name (or variation thereof) in any way in which they see fit.

17.3 For the purposes of protecting the goodwill of the Retained Business the Purchaser will not hold itself out as operating or having any interest in the Retained Business and the Purchaser hereby undertakes to and covenants with the Vendor that it will procure that no member of the Purchaser's Group will, whether for its own account or jointly with or as manager agent officer employee consultant shareholder or otherwise on behalf of any other person firm or corporation and whether directly or indirectly during the Relevant Period (without the prior written consent of the Vendor) solicit, interfere or endeavour to entice away from the Retained Business or offer to employ or engage under a contract for services, or enter into a partnership with any person who on or during the twelve months preceding the Completion Date is or was an officer or employee of or full time consultant to the Retained Business.

17.4    For the purposes of this Clause:-

        (A) the expression "the Relevant Period" means, for the purposes of paragraph (D) of Clause 17.1 and paragraph 17.3, the period of one year commencing on the Completion Date; and, for the purposes of paragraphs (A), (B) and (C) of Clause 17.1 means (i) the period from the Completion Date to the first anniversary of the Completion Date; and (ii) the period from the first anniversary of the Completion Date to the second anniversary of the Completion Date; and (iii) the period from the second anniversary of the Completion Date to the third anniversary of the Completion Date;

        (B) the expression "the Relevant Territory" means United Kingdom, Italy, France, Spain and Germany;

        (C) the expression "Restricted Products" means (i) all products which are produced, distributed and/or sold by the Business at the Completion Date (including without prejudice to the generality of the foregoing, personal computers, hardware, and software); and
               (ii) any other products which are of a type similar to any of the products referred to in (i) above;

        (D) the expression "Restricted Services" means (i) all services which are supplied by the Business at the Completion Date (including, without prejudice to the generality of the foregoing, installation, maintenance and/or configuration services in relation to Restricted Products); and (ii) any other services which are of a type similar to any of the services referred to in
               (i) above.

17.5 Each of the undertakings and covenants contained in the separate paragraphs of

        Clauses 17.1 and 17.2 is and shall be a separate undertaking and covenant by the Vendor.

17.6 The parties agree that the restrictive covenants in this Clause 17 are reasonable and necessary for the protection of the value of the Business and the Sale Assets and the Retained Business (as appropriate) and that, having regard to that fact, those covenants do not work harshly on them.

18.     Employees
        ---------
18.1 The parties acknowledge and agree that unless any of the Employees objects to transferring pursuant to the Regulations the contracts of employment between the Vendor or EGL and the Employees (save insofar as such contracts relate to any occupational pension scheme) will have effect after Completion as if originally made between the Purchaser and the Employees and all rights, powers, duties and liabilities of the Vendor or EGL thereunder (other than as provided in Regulation 7 of the Regulations) shall be automatically transferred to the Purchaser with effect from Completion as provided in the Regulations.

18.3 The parties acknowledge and agree that, save for the Employees, it is not the intention of the parties that the contracts of employment of any other employees of EGL or the Vendor or any other member of the Vendor's Group (including, for the avoidance of doubt, but without prejudice to the generality of the foregoing, the Retained Employees) shall be transferred to the Purchaser as a result of the transactions specified herein.

18.4 All the obligations of the Vendor or EGL under or in connection with the contracts of employment, remuneration and/or other benefits of the Employees arising in respect of any event or period on or prior to the Completion Date shall be performed and discharged by the Vendor or EGL and the Vendor or EGL shall indemnify the Purchaser from and against any and all actions, proceedings, costs, claims, expenses (including legal expenses), demands, damages, awards (whether of compensation or otherwise), fines, penalties, judgements, order and liabilities whatsoever in respect of the same.

18.5 The Vendor and EGL shall be liable for and shall indemnify the Purchaser in respect of all or any redundancy payments, unfair dismissal or other compensation (whether statutory or contractual), salary, wages, commissions, remuneration, national insurance contributions, damages, costs, claims, PAYE, tax deductions or expenses (including legal expenses) and employers' liability claims (insofar as such claims are not covered by a policy of insurance taken out by the Purchaser) which may be incurred by the Purchaser as a result of:

        (A) anything done on or before the Completion Date by or in relation to the Vendor, EGL or any other member of the Vendor's Group in respect of the Employees or any of their contracts of employment or being deemed to have been done by or in relation to the Purchaser by virtue of the Regulations; or

        (B) any persons other than any Employee (for the avoidance of doubt, but without prejudice to the generality of the foregoing, including the Retained Employees) being an employee of the Vendor, EGL, or any other member of the Vendor's Group being engaged in the Business in such way that such persons employment transfers to the Purchaser pursuant to or by virtue of the Regulations; or

        (C) the Purchaser's termination or serving notice of termination of the contracts of employment of all or any of the "B" Employees during the period ending four months after the Completion Date provided that the Purchaser shall also comply with its obligations under Clause 18.8 below and that the indemnity in respect of remuneration and contractual benefits shall not include remuneration and benefits payable to any of the "B" Employees in respect of work done by them in the Business during the period of time between Completion and the issuing of notice of termination to the "B" Employees by the Purchaser and the indemnity shall not cover any unfair dismissal claims by any of the "B" Employees which are based solely on an act or omission of the Purchaser following the Completion Date which represents a breach of the "B" Employees employment contract; or

        (D) relate to any failure by the Vendor or EGL to comply with their obligations under regulation 10 of the Regulations in respect of any of the Employees save to the extent that such  liability  is  specifically  included  and
        agreed  by  the  Vendor  and  the   Purchaser   in  the  amount  of  any
        apportionments made pursuant to Clause 8.

18.6 The Purchaser shall indemnify and keep indemnified EGL, the Vendor and the Vendor's Group against all actions, proceedings, costs, claims, expenses (including legal expenses) , demands, damages, awards (whether of compensation or otherwise) fines, penalties, judgments, order and liabilities whatsoever incurred by it in relation to the employment, the termination of employment and/or any variation on the terms of employment of any of the "A" Employees following Completion.

18.7 The Vendor and EGL undertake to authorise and hereby authorises each of the Employees to disclose to the Purchaser after Completion all information in his possession relating to the Business notwithstanding any term of his employment with the Vendor or EGL (whether express or implied) which would otherwise preclude him from so doing.

18.8 The Purchaser undertakes to use all reasonable endeavours to dismiss any "B" Employees after Completion fairly and, in particular, to comply with an employer's obligations to consult with such employees at an individual level and with elected employee representatives, if appropriate, in accordance with section 188 of the Trade Union and Labour Relations (Consolidation) Act 1992.

18.9 The Vendor and EGL undertake and confirm to the Purchaser that the Disclosure Letter contains full details of all written and all verbal communications which may have been issued to any of the Employees which to any extent refer to, describe or relate to the transaction contemplated by this Agreement.

18.10 Without prejudice to any of the Purchaser's other rights under the indemnity contained in Clause 18.5(C):-

        (A) the Employee Claim Fund shall be retained by the Purchaser for a period of 35 days from the Completion Date (the "Employee Claim Fund Period") in respect of any amount due from the Vendor to the Purchaser pursuant to Clause 18.5(C).

        (B) at the end of the Employee Claim Fund Period, the Purchaser will provide the Vendor with a list of those "B" Employees who have been issued notice of termination of employment by the Purchaser by reason of redundancy (the "Redundant Employees"), and set out the amount of estimated compensation payable to such Redundant Employees in relation to any redundancy payments payable to them, any remuneration and benefits due for the period from Completion and any payments due in respect of the notice periods following the notice of termination of their employment, calculated by reference to the estimated employees compensation payment list in the form of Appendix 19.

         (C) within 2 business days of the end of the Employee Claim Fund Period, the Purchaser will pay to the Vendor the Employee Claim Fund less any payments to be made to the Redundant Employees pursuant to sub-Clause (B) above, and account to each Redundant Employee through the payroll of the Business for any such sums due to each Redundant Employee as appropriate. Any payment from the Purchaser to the Vendor under this clause 18.10(C) shall constitute an apportionment sum under the provisions of clause 8.

19.     Action after Completion
        -----------------------
19.1 If at any time after Completion the Vendor receives any notices, correspondence, information, orders or enquiries relating to the Business, it will promptly deliver them to the Purchaser and title in them shall vest in the Purchaser.

19.2 If at any time after Completion the Purchaser receives any notices, correspondence, information order or enquiries relating to any assets or liabilities of the Vendor other than the Sale Assets and those liabilities expressly assumed by the Purchaser hereunder or relating to any business of the Vendor other than the Business it will promptly deliver them to the Vendor and title in them shall vest in the Vendor.

20.     Availability of Information
        ---------------------------
20.1 The Vendor shall for a period of seven years following Completion on reasonable notice during usual business hours make available for inspection by the Purchaser or its representatives all the books of account and records (including computer records) which relate (whether wholly or partly) to the Business and/or the Sale Assets or any of them and which have not been delivered to the Purchaser (including the VAT Records), and shall for a period of seven years from the date hereof preserve and maintain such books and records.

20.2 The above provisions of this Clause shall apply mutatis mutandis so as to permit the Vendor to inspect the books and records delivered to the Purchaser pursuant to this Agreement insofar as they relate to transactions completed before Completion.

21.     Guarantee of the Guarantor
        --------------------------
21.1 In consideration of the Purchaser entering into this Agreement and the sum of (pound)1 (receipt of which is hereby acknowledged) the Guarantor unconditionally guarantees to the Purchaser as principal obligor full, prompt and complete performance by the Vendors of each of their obligations and covenants under this Agreement (as varied, extended or renewed from time to time), including without limitation the due and punctual payment of all sums payable now or in the future to the Purchaser by the Vendors (or either of them) pursuant to this Agreement and the performance of all covenants under this Agreement when and as the same shall become due for payment or performance (as the case may be). Accordingly, the Guarantor undertakes with the Purchaser that if and each time that a Vendor shall be in default in the payment of any sum whatsoever or the performance of any obligation under this Agreement the Guarantor will on demand make good the default and pay all sums which may be payable and do all things required as if the Guarantor instead of that Vendor were expressed to be the primary obligor warrantor or covenantor together with interest thereon at the rate of 3% per annum above the base rate of HSBC Bank plc for the time being in force from the date on which such sums become payable by that Vendor hereunder until payment of such sums in full.

21.2 This guarantee is a continuing guarantee and shall remain in force for 42 months from the Completion Date, or until all obligations and covenants of the Vendors under this Agreement have been discharged and performed in full whichever occurs earlier.

21.3 The obligations of the Guarantor hereunder shall not be affected by any act, omission, matter or thing which, but for this Clause 21.3, might operate to release or otherwise exonerate the Guarantor from its obligations, warranties or covenants hereunder or affect such obligations or covenants including but not limited to

        (A) any time or indulgence granted to or composition with the Vendors (or either of them);

        (B) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any right or remedies against the Vendors (or either of them);

        (C) any legal limitation, disability, incapacity or other circumstances relating to either Vendor or any other person or any amendment to or variation which has been previously agreed in writing by the Guarantor of the terms of this Agreement or any other document or security; or

        (D) any irregularity, unenforceability or invalidity of any obligations of either Vendor under this Agreement with the intent that the Guarantor's obligations under this guarantee shall remain in full force and this guarantee shall be construed accordingly as if there were no such irregularity, unenforceability or invalidity.

21.4 The Guarantor waives any right it may have of first requiring the Purchaser to proceed against or enforce any guarantee or security of or claim payment from the Vendor.

22.     Services
        --------
22.1 The Vendor shall for the period of 6 months following Completion provide the services set out in the Transitional Services Agreement in the form of Appendix 20.

23.     Option to Purchase Retained Option Business
        -------------------------------------------
23.1 Provided always that the Purchaser is not in breach of any of its obligations hereunder and continues to carry on the Business transferred pursuant to the Agreement, if the Vendor or any member of the Vendor's Group resolves to dispose of the Retained Business (excluding the business carried on by Elcom.com) ("the Retained Option Business") at any time within 3 years from the date hereof, the Vendor shall give notice of such fact to the Purchaser, and subject to the offer and completion of the same being lawful by the Purchaser, the Purchaser may within a period of 30 days from the date of receipt of such notice make an offer to acquire the whole and not part only of the Retained Option Business.

23.2 Upon receipt of a formal offer to purchase the Retained Business by the Purchaser pursuant to Clause 23.1 above, the Vendor shall then have a period of 90 days ("the Third Party Period") in which to agree the terms of a sale of the Retained Business to a third party, for a consideration in excess of that offered by the Purchaser pursuant to Clause 23.1, failing which, the Vendor and the Purchaser shall if the Vendor notifies to the Purchaser its intention to proceed with a sale of the Retained Option Business during such period have a binding agreement for the sale and purchase of the Retained Option Business on the terms set out in the Vendor's offer pursuant to Clause to 23.1 above. The Parties shall then use all reasonable endeavours to complete the sale as soon as is reasonably practicable, but in any event within the period of 90 days from the expiry of the Third Party Period. If the Vendor does not so notify the Purchaser of its intention to proceed with a sale of the Retained Option Business during the Third Party Period, then the Vendor shall be entitled to continue to operate such business, subject still to the provisions of this Clause 23.

23.3 Nothing in this Clause 23 shall operate to provide the Purchaser with an option to purchase the Retained Option Business in the event of any sale of Elcom International, Inc. by way of merger, tender, offer or other business combination, or any sale of substantially all of the assets of the Vendor's Group.

24.     Costs
        -----
24.1 Each party hereto shall pay its own costs and expenses in relation to the preparation and execution of this Agreement and all documents ancillary hereto.

24.2 The Purchaser shall pay all stamp duty payable on or in respect of this Agreement or documents entered into pursuant hereto.

25.     Independent Accountants
        -----------------------
25.1 Any matter hereby agreed to be determined by the Independent Accountants may if the failure to agree or other dispute has existed for not less than seven days (or such longer period as in any particular case is expressly otherwise provided in this Agreement) be referred by either the Vendor or the Purchaser to a firm of Chartered Accountants agreed by the Vendor and the Purchaser within 7 days of notice calling for such agreement from one to the other and which firm accepts such appointment within 14 days of such agreement or, in default of such agreement and/or acceptance of appointment, nominated for the purpose by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of the Vendor or the Purchaser.

25.2 Each of the parties shall on request promptly supply to the Independent Accountants all such assistance, documents and information as they may require for the purposes of the reference; and all parties shall use all reasonable endeavours to procure the prompt determination of such reference.

25.3 The Independent Accountants shall be deemed to act as experts and not as arbitrators, or arbiters and shall take into account the representations made by the parties in relation to the matters in dispute. Their determination shall (in the absence of manifest error) be conclusive and binding on the parties and the cost of any such determination shall be borne as the Independent Accountants shall in their determination direct and in the absence of any determination, equally between the parties.

26.     Domain Names
        ------------
26.1 The Vendor shall execute or procure that any necessary third party shall execute all such documents and/or do or procure the doing of such acts and things as the Purchaser shall after Completion reasonably require in order to effectively transfer the Domain Names to the Purchaser.

26.2 The Vendor agrees that on Completion all information relating to the Business other than the Announcement Page will by agreement with the Purchaser either be removed from the www.elcom.co.uk site and the www.elcom.com site or redirected to the SCH sites.

26.3 The Vendor shall undertake or procure that any necessary third party shall undertake all such acts and things as the Purchaser shall after Completion reasonably require in order to remove any keywords (except "elcom") associated with the Business (including, without limitation, the names "Elite", "Lantec", "Rapid Recall" and "Data Supplies") from the meta-tags of the Vendor's websites.

27.     Announcements
        -------------
        The Vendor shall following Completion at each party's own cost join in making such announcements to the press and in sending to customers and suppliers such notices as the Purchaser shall require and the Vendor shall approve, such approval not to be unreasonably withheld or delayed, concerning the sale of the Business hereunder.

28.     Severability
        ------------
28.1 Each provision of this Agreement is severable and distinct from the others. The parties intend that every such provision shall be and remain valid and enforceable to the fullest extent permitted by law. If any such provision is or at any time becomes to any extent invalid, illegal or unenforceable under any enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement but (except to that extent in the case of that provision) it and all other provisions of this Agreement shall continue in full force and effect and their validity, legality and enforceability shall not be thereby affected or impaired, provided that the operation of this Clause would not negate the commercial intent and purpose of the parties under this Agreement.

28.2 If any provision of this Agreement is illegal or unenforceable as a result of any time period specified herein being in excess of that permitted by a regulatory authority, that provision shall take effect with the substitution of the longest period acceptable to the relevant regulatory authorities, provided that the operation of this Clause would not negate the commercial intent and purpose of the parties under this Agreement.

29.     Execution by EGL
        ----------------
29.1 EGL hereby agrees to be bound by the terms of this Agreement to the extent that is required to transfer the Business and the legal title to any of the Sale Assets vested in EGL to the Purchaser, but in return receiving the benefit of all covenants and undertakings on behalf of the Purchaser given to the Vendor.

30.     Counterparts
        ------------
30.1 This Agreement may be entered into in the form of two or more counterparts each executed by one or more of the parties but, taken together, executed by all and, provided that all the parties so enter into the Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

31.     General
        -------
31.1 This Agreement shall be binding upon and enure for the benefit of the successors of the parties but shall not be assignable, save that either party may at any time assign all or any part of its rights and benefits under this Agreement and any agreement referred to herein and any other indemnities, undertakings and obligations given or undertaken by any other party and any cause of action arising under or in respect of any of them to any company within the same Group (on the basis that if such company ceases to be a company in the same Group, it shall re-assign to the Vendor or Purchaser as appropriate the rights and benefits so assigned to it).

31.2 No failure or delay by any party hereto in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by any party hereto of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

31.3 The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

31.4 Except as otherwise expressly provided herein no provision of this Agreement may be amended, modified, waived, discharged or terminated, otherwise than by the express written agreement of the parties hereto nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the parties.

31.5 This Agreement together with all documents in agreed form represents the entire agreement between the parties and it supersedes all previous understandings, agreements and arrangements between the parties in relation to such transactions

31.6 The Vendors shall execute or procure that any necessary third party and/or any other member of the Vendors' Group shall execute all such documents and/or do or procure the doing of such acts and things as shall be necessary as at Completion and/or the Purchaser shall after Completion require in order to give effect to this Agreement and any documents entered into pursuant to it and to give to the Purchaser the full benefit of all the provisions of this Agreement.

32.     Notices
        -------
32.1 Save as otherwise provided, any notice or other communication given or made under this Agreement shall be in writing signed by the chief executive officer or finance director of the party concerned and may be delivered to the relevant party or sent by first class prepaid letter, telex or facsimile transmission to the address of that party specified in this Agreement or to that party's telex or facsimile transmission number thereat or such other address or number as may be notified hereunder by that party from time to time for this purpose and marked for the attention of the chief operating officer, finance director or group solicitor of the party concerned.

32.2 Each such notice or communication shall be deemed to have been given or made and delivered, if by letter, 48 hours after posting, if by delivery, when left at the relevant address and, if by telex or facsimile transmission, on receipt by the party giving the notice or communication of the recipient's confirmation of receipt answer back at the end of transmission.

32.3 The Purchaser shall at the same time as serving any notice on the Vendor serve a copy of such notice on the Guarantor.

33.     Governing Law
        -------------

        This Agreement shall be governed by and construed in all respects in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this Agreement.

34.     Arbitration
        -----------
34.1 Subject to the provisions of clauses 4, 5 and 8 of this Agreement, any dispute or claim arising out of or in connection with this contract including any question regarding its existence, validity or termination may, at the discretion of Purchaser, be referred to and finally resolved by arbitration under the Uncitral Arbitration Rules, which Rules are deemed to be incorporated by reference to this clause. Any arbitration commenced pursuant to this clause will be administered by LCIA. The appointment authority shall be the LCIA. Standard LCIA Administrative Procedures and Schedule of Costs shall apply. The number of arbitrators shall be one. The place of arbitration shall be London. The language to be used in the arbitratal proceedings shall be English. The governing law of the contract shall be the substantive law of England.

34.2 Notwithstanding clause 34.1 above, either party may take proceedings or take remedies before the Court or any competent authority of any country for interim or interlocutory remedies in relation to any breach of this agreement.

35.     Address for service
        -------------------
35.1 The Guarantor hereby irrevocably authorises and appoints the Vendor to accept on its behalf service of all legal process arising out of or connected with this Agreement.

35.2 Service of such process on the person for the time being authorised under Clause 35.1 to accept it on behalf of the appointor shall be deemed to be service of that process on the appointor.

IN WITNESS whereof this Agreement has been duly executed as a deed the day and year first above written

                                   SCHEDULE 1
                                   ----------
                             Part 1 Excluded Assets
                             ----------------------

(A) All contracts of the Vendor other than the Assumed Contracts and the Records

(B)     Cash

(C)     Debts

(D) Statutory books of the Vendor and all records required by law to be retained by the Vendor

(E)     Share capital of direct and indirect subsidiary companies


                           Part 2 Excluded Liabilities
                           ---------------------------

(A)     Tax and all Tax creditors

(B) Amounts owed to any third party banks or other third party lenders by way of overdraft or term loan or otherwise as at the Completion Date

(C) Any amounts owed by the Vendor in respect of the Business on loan account or otherwise in respect of a non-trading liability to the other businesses of the Vendor or other members of the Vendor's Group at the Completion Date

(D) Any claim by a party to any Assumed Contract that the Vendor has before Completion breached its obligations under any of the Assumed Contracts

(E) Any other claim made by any third party that the Vendor has prior to Completion committed any tort or breached any legal obligation or any obligation owed to a third party by the Vendor in relation to the Business or any Sale Asset, including (but not limited to):

        (i) claims that any products sold or supplied to that third party by the Vendor as part of the Business prior to the Completion Date are not Year 2000 Compliant; or

        (ii) any claim relating to any incorrect or negligent advice, consultancy services, or other services which the Vendor has provided to that third party in the course of the Business prior to Completion, and in particular (but without limitation) any advice or recommendations to that third party relating to the adequacy or appropriateness of any hardware, software, equipment or data supplied by the Vendor as part of the Business to such third party; or

        (iii) any breach by the Vendor of any Customer Contract with that third party under which the Business supplied services to that third party in relation to Year 2000 Compliance prior to Completion

(F) Any claim made by Deutsche Financial Services Limited that the transfer of the Business and/or the Sale Assets effected hereby required but was absent their consent.

                                   SCHEDULE 2
                                   ----------
                                    Property
                                    --------
                                     Part A
                                     ------



(a) All that leasehold property known as 6b Langley Business Centre, Langley registered at HM Land Registry under title number BK272035 with title absolute.

(b) All that leasehold property known as 6C Langley Business Centre, Langley registered at HM Land Registry under title number BK272037 with title absolute.

                                     Part B
                                     ------


All and whole the tenant's interest in those warehouse premises located on the sixth floor of the building known as 8 Elliot Place, the Clydeway Centre, Glasgow, known as Suite 6/5B extending to 2044 square feet or thereby more particularly described in and shown hatched on the plan annexed and subscribed as relative to the Lease between Allied London & Scottish Properties plc and Elcom Information Services Limited dated 12 and 26 January and registered in the Books of Council and Session on 17 February, all 1998.

                                   SCHEDULE 3
                                   ----------

                             Part 1 - Property Terms
                             -----------------------

                            PART A: ENGLISH PROPERTY
                            ------------------------

1.      Definitions
        -----------
1.1     In this Part A of this Schedule


        "the Standard Conditions" means the Standard Conditions of Sale (3rd Edition)


        "the Vendor" means Elcom Information Services Limited


        "the Purchaser" means Specialist Computer Holdings Limited


        "Landlord's Consent" means the consent of any landlord which requires a consent to the assignment of the Property to the Purchaser


        "the Leases" means together (a) a lease of Unit 6 B Langley Business Centre as the same is more particularly described in a lease dated 23rd November 1988 made between Allied Dunbar Assurance plc (1) Business Land
        (UK) Limited (2) Business Land Inc. (3) and (b) a lease of Unit 6C Langley Business Centre dated 23rd November 1988 and made between Allied Dunbar Avenue Plc (1) Business Land (UK) Limited (2) Business Land (3)


        "the Completion Date" means the date 14 days after the Landlord's consent has been obtained


        "the Elcom Licences" means the licences annexed at Annexure 1 to this Part A


        "the SCH Licence" means the Licence annexed at Annexure 2 to this Part A


1.2 Any reference in the Standard Conditions to the seller and the buyer shall be treated as references to the Vendor and the Purchaser respectively


1.3 Any reference herein to any clause or schedule is to a clause or schedule to this agreement


1.4 The headings herein are for convenience only and shall not affect the interpretation of this agreement


2.      Standard Conditions etc.
        ------------------------

2.1 THIS Schedule incorporates the Standard Conditions. Where there is a conflict between the Standard Conditions and this agreement this agreement prevails


2.2     Standard Conditions 2.2 and 2.3, 4.1,4.3.2 5.1 ,.3 3 and 9 do not apply

2.3 There shall be deleted from Standard Condition 6.8.2(b) the words "if the amount to be paid on completion ..." to the end thereof


2.4 Save as expressly provided in this Agreement no fixtures and fittings are included in the sale

3.      Purchaser's Occupation Pending Completion
        -----------------------------------------

        The Vendor agrees that the Purchaser may take occupation of any parts of the Property not being used or occupied by the employees to be retained by the Vendor under the terms of this Agreement under the terms set out in Standard Condition 5.2 save that:


3.1 The words "If the buyer is not already lawfully in the property, and the seller agrees to let him into occupation", shall be deleted from Standard Condition 5.2.1

3.2 Standard Conditions 5.2.2(d) and (e), and Standard Conditions 5.2.3 and 5.2.6 shall be deleted

3.3 The words "or when 5 working days' notice given by one party to the other takes effect" shall be deleted from Standard Condition 5.2.5

4.      Use of Warehouse in the Property
        --------------------------------

        As from the date hereof the Vendor shall not be entitled to occupy the warehouse area within the Property save that the Vendor may use the warehouse area within the Property for the purpose of the storage of goods which shall be entirely at the risk of the Vendor for a period of 2 weeks from the date hereof PROVIDED THAT the Vendor shall only be entitled to do so in the event that the Vendor or its employees servants agents or representatives are accompanied by the Purchaser or one of its employees servants agents or representatives in bringing onto and removing from the warehouse area of the Property any goods that the Vendor wishes to store in the said warehouse area

5.      Completion
        ----------

        THE purchase shall be completed on the Completion Date

6.      Title
        -----

        THE Purchaser having already been supplied with an abstract epitome or other information in respect of the title to the English Property it shall purchase subject (so far as the same relate thereto) to all matters therein set out or referred to and shall be deemed to purchase with full knowledge thereof and shall raise no requisition in relation thereto and the Vendor shall not be obliged to deduce title to the English Property

7.      Matters Affecting the Property
        ------------------------------

7.1 The English Property is sold subject to the rents, conditions and tenant's obligations contained or referred to in the Leases

7.2     The English Property is also sold subject to:

7.2.1 all local land charges (whether registered or not before the date hereof) and all matters capable of registration as local land charges

7.2.2 all notices charges orders resolutions demands plans proposals requirements restrictions agreements conditions directions or other matters whatsoever served or made before or after the date hereof by any body acting on statutory authority

7.2.3 all matters disclosed or reasonably to be expected to be disclosed by searches or enquiries formal or informal and whether made in person, by writing or orally by or for the Purchaser or which a prudent buyer ought to make

7.2.4 all notices served by the owner or occupier of any adjoining or neighbouring property

7.2.5 (whether or not the title is registered at HM Land Registry) all such matters as are referred to in Section 70 Land Registration Act 1925

7.3 The Purchaser has investigated and will purchase the English Property subject to and will be deemed to have full knowledge and notice of and shall not be entitled to require any information or to raise any requisitions in regard to (i) the present use and the authorised use of the English Property (ii) any development operations or works which may have been carried out to or on the English Property or (iii) any contravention of the Town and Country Planning Act 1990 the Planning
        (Listed Buildings and Conservation Areas) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning and Compensation Act 1991

8.      Vacant Possession
        -----------------

        SUBJECT to the provisions set out in clause 10 of this Part A the Property is sold with vacant possession on Completion

9.      Indemnity
        ---------

        WHERE the English Property is sold subject to stipulations or restrictive or other covenants (including personal indemnity covenants relating to the English Property) and whether or not breach thereof would expose the Vendor to liability the Purchaser shall in the transfer of the English Property covenant by way of indemnity only to observe and perform the same and to indemnify the Vendor against all actions and claims in respect thereof whether or not a covenant for indemnity will be implied by Section 77 of the Law of Property Act 1925 or Section 24 of the Land Registration Act 1925

10.     Landlord's Consent
        ------------------

10.1 The Vendor shall as soon as reasonably practicable apply for and use all its reasonable endeavours to obtain the Landlord's Consent as soon as possible

10.2 The Purchaser shall use all reasonable endeavours to assist the Vendor in obtaining the Landlord's Consent and in particular shall promptly provide all such information as the Vendor may reasonably require in relation to the obtaining of such consent and such other information as the Landlord may be entitled to request under the terms of the lease of the English Property

10.3 If reasonably required by the Landlord the Purchaser will enter into a direct covenant with the Landlord to observe and perform the terms of the Leases throughout the remainder of the term and any statutory extension of it and./or provide such additional security for the performance of the lessee's covenants including (but without prejudice to the generality of the foregoing) providing a guarantor for the Tenant's covenants under the Lease in such form as the Landlord shall reasonably require

10.4 If the Landlord's Consent has not been obtained within 3 months after Completion then the Vendor shall at the request and cost of the Purchaser procure that there is made an application to a competent court for a declaration that the Landlord's consent is being unreasonably withheld

10.5 If a competent court determines that the landlord of the English Property has reasonably withheld the Landlord's Consent the Vendor shall as soon as reasonably practicable apply for and use its reasonable endeavours to obtain the Landlord's consent at the cost and direction of the Purchaser to the grant to the Purchaser of an underlease of the relevant Lease Property on the same terms as the terms of the relevant lease of the English Property (mutatis mutandis) and the Purchaser shall take such an underlease within five days of the grant of the Landlord's Consent and upon so doing neither party shall have any further liability in respect of the English Property under this paragraph 8

10.6 With effect from Completion the Vendor shall hold the English Property on trust for the Purchaser until the earlier of (a) the assignment of the Property or (b) the grant of the underlease to the Purchaser

10.7 The Purchaser shall from Completion until completion of the sale and purchase be responsible for the payment of all outgoings in respect of the Property (save that any rent or sums payable to the Landlord shall be paid by the Purchaser or its relevant subsidiary to the Vendor not less than 7 working days before they are due and the Vendor shall promptly pay or procure payment of such sums to the relevant Landlord) and shall observe and perform the covenants agreements conditions and stipulations on the part of the lessee to be performed and observed under the Leases and shall indemnify the Vendor against any losses arising out of any breach of those obligations. The Vendor shall at the request direction and cost of the Purchaser use its reasonable endeavours to procure the observance by the relevant landlord of the covenants agreements conditions and stipulations on its part contained in the Leases

10.8 Notwithstanding paragraph 8.4 the Purchaser may at any time on giving notice to the Vendor elect to take an assignment of the Leases notwithstanding that the Landlord's Consent has not been obtained shall in that case and the Purchaser shall provide to the

        Vendor in the assignment an indemnity against all demands claims losses damages costs expenses and other liabilities whatsoever which may be suffered or sustained by the Company as a result of such assignment being completed without the Landlord's Consent

11.     Transfer
        --------

11.1 The transfer of the English Property to the Purchaser shall be executed by the Purchaser and shall contain a declaration that no covenant on the part of the Vendor implied therein shall extend to any breach of any covenant or other provision contained in the Lease relating to the state or condition of the English Property and that the covenants on the part of the Purchaser implied therein shall extend to any breach of covenant or other provision contained in the Lease which may have occurred prior to the transfer to the Purchaser

11.2 The parties hereto agree that the transfer of the English Property will contain no reference to this Agreement unless required to do so by any statutory provision

Licences to Occupy
------------------

12.1 On the date hereof the parties will enter into or procure the relevant parties to enter into the Elcom Licences in the form of the annexed hereto


12.2 On the Completion Date the parties hereto will enter into the SCH Licence in the form annexed hereto for a term expiring no later than six months after the date hereof


Replacement Land Certificates
-----------------------------

13. The Vendor will use all reasonable endeavours to obtain replacement Land Certificates at its own cost for the English Property prior to the Completion Date but provided that the Purchaser shall not be entitled to delay completion of the sale and purchase on the basis that such replacement Certificates have not been obtained by the Vendor.


Duplicate Transfer
------------------

The Purchaser shall on completion execute and within 35 days after completion deliver to the Vendor a duplicate of the transfer to it duly stamped as a duplicate.

                                   SCHEDULE 3
                                   ----------

                            PART B: SCOTTISH PROPERTY
                            -------------------------

1.      Definitions
        -----------

        In this Part B of the Schedule:


               "the Vendor"                      means     Elcom     Information
                                                 Services               Limited,
                                                 incorporated      under     the
                                                 Companies     Acts     (Company
                                                 Number   2834456)   and  having
                                                 its   registered    office   at
                                                 Elcom House,  Langley  Business
                                                 Centre,      Station      Road,
                                                 Langley, Berkshire SL3 8YR;


               "the Lease"                       means   the    Lease    between
                                                 Allied    London   &   Scottish
                                                 Properties  plc and the  Vendor
                                                 dated  12  and 26  January  and
                                                 registered   in  the  Books  of
                                                 Council   and   Session  on  17
                                                 February, all 1998.


               "the Licence to Occupy"           means  the  licence  to  occupy
                                                 to be  granted  by  the  Vendor
                                                 to   the   Purchaser   on   the
                                                 Completion  Date  in  the  form
                                                 of   the   draft   licence   to
                                                 occupy  annexed and  subscribed
                                                 as relative hereto.


2.      Vacant Possession
        -----------------

        Full vacant possession of the Scottish Property will be granted to the Purchaser at the Completion Date in accordance with the provisions of Clause 5 of this Part B of this Schedule.

3.      Statutory Notices
        -----------------

        Any statutory notices issued, and the cost of any repairs instructed as a result in respect of the Property prior to the Completion Date will be the responsibility of the Vendor in questions with the Purchaser; liability under this paragraph will not be avoided by the withdrawal of any such notice and the issue of a fresh notice.


4.      Apportionments
        ---------------

        All necessary apportionments between the Vendor and the Purchaser, including apportionment of the annual rates and (subject to the provisions of the Licence to Occupy) rent and other sums payable under the Lease will be made at the Completion Date.


5.      Licence to Occupy
        -----------------

        The Vendor and the Purchaser (or their respective solicitors as the case may be) shall enter into the Licence to Occupy on the Completion Date.

6.      Option
        ------

        The Purchaser or any other company which is for the time being a holding company of the Purchaser of a subsidiary of the Purchaser or such holding company (as the terms "subsidiary" and "holding company" are defined in Section 736 of the Companies Act 1985) shall have a non-exclusive option to take from the Vendor an assignation of the Lease ("the Option") on the following terms and conditions:-


6.1 the Option shall subsist from the Completion Date until the date falling 3 months thereafter ("the Expiry Date");


6.2 the Option may be exercised by the Purchaser at any time at or prior to the Expiry Date by service of notice to the effect that the Option is being exercised in accordance with this Agreement; Upon service of such notice the Option shall become exclusive to the Purchaser and its foresaids and the Vendor shall (i) if it is at that time in negotiation with a third party to grant an assignation of the Lease, cease such negotiation pending the outcome of the Option (provided always that it shall not have concluded a binding contract with such third party) and
        (ii) not enter into any other negotiations with any third party to grant an assignation of the Lease pending the outcome of the Option BUT DECLARING ALWAYS THAT the Option shall once again become non-exclusive and the Vendor shall be free to contract to assign the Lease to a third party in the event that (i) the assignation in favour of the Purchaser shall (through no fault of the Vendor or its agents) not have been completed by the date falling three months after the date of the landlord's consent thereto or (ii) the landlords intimate their refusal of consent to the said assignation;


6.3 any notice to be served hereunder shall be validly served if sent by fax or post by the Purchaser or its solicitors on the Purchaser's behalf to the Vendor or its solicitors in Scotland and/or England on the Vendor's behalf;


6.4 if and only if the Option is validly exercised, the assignation of the Lease shall continue in accordance with the terms of this Clause 6;


6.5 the assignation shall, following the exercise of the Option, remain subject to the terms of the Lease (in particular, without prejudice to the foregoing generality, Clause 23 (a) (ii) of Part III of the Schedule thereto) and shall be conditional on the procurement by the Vendor of landlords' consent thereto in terms acceptable to the Vendor and the Purchaser (both parties acting reasonably) which the Vendor shall use all reasonable endeavours to procure as soon as reasonably practicable following the exercise of the Option in accordance with this Clause 6. The Purchaser will render the Vendor such information as is reasonably required by the Licensor and provide such reasonable assistance (which shall not extend to include the provision of any guarantees or similar or the incurring of any costs or outlays beyond what might be reasonably expected in dealing with reasonable landlords' enquiries on assignation) as the Vendor may require in connection with the securing of said consent.

6.6 The date of entry under the Assignation shall be deemed to be the first Working Day occurring 10 Working Days after the purification in full of Clause 6.5 hereof ("the Assignation Date") when the Vendor shall:-


6.6.1 exhibit searches disclosing no entries adversely prejudicial to the Vendor's ability to grant a valid assignation:-


        (i) in the Personal Registers against the Vendor and Landlord for the usual prescriptive period; and

        (ii) in the Companies Charges Register and the Company file of the Vendor and Landlord to a date as near as practicable to the Assignation Date, the Searches in the Personal Registers to be brought down to the Assignation Date and the Searches in the Companies Charges Register and Company File to be brought down to 22 days thereafter;

6.6.2 deliver a valid duly executed Assignation in a form to be agreed in favour of the Purchaser or its nominees or trustees;

6.6.3 deliver letters of non-crystallisation in the chargeholders' usual form duly signed by the holders of each (if any) floating charge over the Scottish Property releasing the Scottish Property from the ambit of such charges with effect from the Assignation Date;

6.6.4   deliver an extract of the Lease; and

6.6.5 deliver all (if any) permissions, warrants, consents and certificates affecting the Scottish Property and all relative plans, all in so far as within the Vendor's possession and assign the benefit of any transferable guarantees, warranties or others pertaining to the Scottish Property.

6.7 The Purchaser shall sign the Assignation within 14 days of the Assignation Date and shall procure that the same is signed by the landlords within a further period of 14 days and thereafter the Purchaser's Solicitors shall stamp (if required) and register the Assignation in the Books of Council and Session and deliver 2 extracts to the Vendor's Solicitors (one for the landlord) on receipt thereof from the Keeper of the Registers of Scotland. The costs incurred thereby shall be met by the Purchaser. The Vendor shall provide 1 extract of the Assignation to the landlords forthwith thereafter.

6.8 The whole costs incurred by the Vendor in obtaining the landlords' consent to the Assignation together with Value Added Tax thereon shall be met by the Vendor.

7. The parties hereto agree that the Assignation document or documents relating to the Scottish Property (other than the Licence to Occupy) shall contain no reference to this Agreement unless required to do so in terms of any statutory provision.

                                   SCHEDULE 4
                                   ----------

                                 The Warranties
                                 --------------
1       Sale Assets
        -----------
1.1 The Sale Assets are the absolute legal and beneficial property of the Vendor free from any lease, hire or hire purchase agreement, agreement for payment on deferred terms, bill of sale or retention of title claim, mortgage, charge, lien or other encumbrance or Security Interest whatsoever. The Sale Assets are in the possession or under the control of the Vendor. There are no agreements or arrangements other than in respect of suppliers' retention of title claims, restricting the freedom of the Vendor to sell the Sale Assets to the Purchaser or otherwise to use or dispose of the Sale Assets as it thinks fit.

1.2 No Sale Asset has been acquired on terms that property therein does not pass until full payment is made or on a sale or return basis.

2       Condition
        ---------
2.1 The vehicles, Fixed Assets and plant and equipment other than the Stocks comprised in the Sale Assets are in a state of reasonable repair and condition having regard to their age and reasonable usage. All vehicles are so far as the Vendor is aware roadworthy and duly licensed for the purposes for which they are used.

2.2     The Maintenance contracts in existence are disclosed in  the  Disclosure
        Letter.

2.3 The items comprised in the Sale Assets other than the Stock (as to which the Purchaser can form its own view as to use and saleability):

        (a) are capable of being used for the purposes for which they were acquired or used by the Vendor;

        (b) have been maintained on a regular basis and serviced in accordance with their manufacturers' recommendations.

3       Management Accounts
        -------------------
3.1 The Management Accounts have been honestly and prudently prepared on a basis consistent and with policies consistent with the preparation of prior management accounts of the Vendor and are not materially misleading or inaccurate.

3.2 Prior sets of management accounts of the Business have only been subject to normal year end adjustments for the purposes of the preparation of the Vendor's statutory audited accounts.

4       Stock
        -----

4.1 The schedule of "Bonded Stock" in the Agreed Form is complete and accurate and no items comprised within the Stock are Bonded Stock and ought properly to have been included within those stocks listed on the aforementioned schedule of "Bonded Stock" as at Completion.

5       Assumed Contracts
        -----------------
5.1 There are either annexed to the Disclosure Letter and/or detailed in the computer printout in the Agreed Form true complete and up-to-date copies of all documentation or the terms of the Assumed Contracts and the Tenders and there has been no material amendment or addition thereto, whether express or implied, not contained in such documentation.

5.2     None of the Assumed Contracts:

        (a) is incapable of termination by the Vendor in accordance with its terms without payment of compensation or damages by three months' notice or less; or

        (b) is reasonably believed by the Vendor to be likely to result in a loss to the Vendor upon completion of performance or fulfilment of the Vendor's obligations under the relevant Assumed Contract; or

        (c) involves the supply to or by the Vendor of goods or services at fixed prices more than twelve months from the date of order or variations to prices arising out of any minimum purchasing requirement or target or similar incentive; or

        (d) involves payment by the Vendor by reference to fluctuations in the index of retail prices or any other index or in the rate of exchange for any currency; or

        (e)    is dependant upon the guarantee or security of any person; or

        (f) is incapable of assignment by the Vendor without the consent of any other party; or

        (g) is with any person connected or any member of the Vendor's Group or an officer or shareholder of the Vendor; or

        (h) involves any commitment to obtain or supply goods or services exclusively from or to any person or otherwise restricts the manner or geographical area in which the Business may be operated; or

        (i) is outside the ordinary course of the Business or entered into otherwise than at arm's length or involves the supply by or to the Vendor of goods or services other than at full market value.

5.3 Neither the Vendor nor, so far as the Vendor is aware having made no enquiry, any third party is in breach of any of its obligations under and Assumed Contracts and, so far as the Vendor is aware, there are no is aware, there are no circumstances likely to give rise to any such breach.

5.4 No event or omission has occurred which would entitle the Vendor nor, so far as the Vendor is aware, any third party to terminate prematurely any of the Assumed Contracts.

5.5 There are no contracts with Customers other than the Customer Contracts and there are no leasing, rental or hire purchase agreements in relation to the Business other than the Lease Agreements.

5.6 Save for the Tenders, no offer tender or the like made by or to the Vendor relating to the Business which is capable following Completion of being converted into an obligation of the Vendor or the Purchaser by an acceptance or other act of some other person is outstanding.

6       Conduct of Business
        -------------------
6.1 The Business has for a period of at least two years preceding the Completion Date been carried on by the Vendors and other members of the Vendors' Group and the Business has at all times been carried on in the ordinary and normal course.

6.2     Since the Accounting Date:


        (a) there has been no material adverse change in the financial or trading position of the Business;

        (b) the Vendor has not disposed of any assets used in connection with the Business other than in the normal course of trading;

        (c) no customer of the Business has terminated any contract with the Vendor in the course of the Business;

6.3 The Vendor has obtained all licences,permissions and consents reasonably required by the Purchaser for the carrying on of the Business and all such items are comprised within the Supply Contracts or the Ancillary Rights and all such licences permissions and consents are in full force and effect.The Vendor is not in breach of any of the terms or conditions of any such licences, permissions or consents held by it. The Vendor knows of no reason why any of the same may be revoked or not renewed in the ordinary course or should not be capable of being transferred to or, so far as the Vendor is aware, obtained by the Purchaser without the necessity for any special arrangements or expenses.

6.4 Since the Accounting Date, the Vendor in relation to the Business has not:

        (a)    agreed to acquire any business; or

        (b) agreed to purchase stocks in quantities or at prices materially greater than was the practice of the Vendor in relation to the Business prior to the Accounting Date.

6.5 So far as the Vendor is aware having made no enquiry (1) no supplier of the Business will be entitled as a direct result of the sale of the Business by reason of the express terms of an existing agreement or arrangement to cease to deal with the Business or substantially to reduce its existing level of business with the Business; and (2) the Business will not lose the benefit of any right or privilege which it currently enjoys.

6.6 There are no express or implied arrangements in place between any member of the Vendor's Group and any Employee concerning their employment by any such Vendor Group company after Completion.

6.7 The deferred revenue calculation for the position of the Business as at Completion produced by the Vendor after Completion will be correct.

7       Litigation, offences and processes
        ----------------------------------

7.1 Apart from normal debt collection by the Vendor (not exceeding in aggregate (pound)250,000) there is no litigation, arbitration, prosecution or other legal proceedings relating to the Business or the Sale Assets pending, threatened or outstanding by or against the Vendor and the Vendor is not aware of any facts or circumstances likely to give rise to any such proceedings.

7.2 No injunction has been granted against the Vendor in connection with the Business and the Vendor has given no undertaking to any court or to any third party arising out of any legal proceedings relating to the Business or the Sale Assets.


7.3 No order has been made or petition served or resolution passed for the winding up of the Vendor nor has any person threatened to present such a petition or convened or threatened to convene a meeting of the Vendor to consider a resolution to wind up the Vendor or any other resolution.

7.4 No distress execution or other process has been levied on any of the Sale Assets nor do there exist any circumstances which would give rise to any person seeking to distrain against any of the Sale Assets.

7.5 No person has appointed nor do there exist any circumstances which would give rise to any person being in a position to appoint any receiver of a Vendor Group company which has title to any Sale Assets.

7.6 There is no unfulfilled or unsatisfied judgement or court order outstanding against the Vendor.

7.7 The Business has at all times been conducted in compliance in all material respects with applicable statutory requirements, bye-laws and regulations for the time being in force including (without prejudice to the generality of the foregoing) those for the health and safety of employees and the safety of those using, or who may be affected by, the services provided by the Business.

7.8 No investigations or enquiries by or on behalf of any environmental or health and safety office or agency or, so far as the Vendor is aware any other governmental or other body in respect of the Business or any of the Sale Assets is in existence.

8       Defective  Products or Services
        -------------------------------

8.1 The Vendor has not in the last twelve months sold any products in connection with the Business which were supplied to the customer concerned on terms more favourable to the customer than those offered under the relevant manufacturer's warranty in respect of such product

8.2 The Vendor has not in connection with the Business in the last twelve months supplied any services which did not or do not comply with all applicable regulations and standards or agreed design or performance specifications.

8.3 The Disclosure Letter discloses the Vendors' ordinary course policies in relation to the return, service, repair and maintenance of goods or products supplied in the course of the Business.

9       Employees
        ----------

9.1 All of the Employees are employed by the Vendor in connection with the Business and no person other than the Employees is now or has been in the two months preceding the Completion Date employed in connection with the Business.

9.2 The details of the Employees contained in Appendix 4 are true, complete and accurate and there are disclosed in the Disclosure Letter full and accurate particulars of all material terms and conditions of employment and all remuneration payable and other benefits provided to the Employees or their dependants or o which they are entitled (whether now or in the future and whether legally enforceable or not) including (without limitation) details of all profit sharing, incentive, bonus, commission or other similar arrangements which relate to the Employees.

9.3 There is no outstanding commitment (whether legally binding or not) to increase the remuneration payable or other benefits provided to any of the Employees and no negotiations for any such increase are current, so far as the Vendor is aware, no Employee has any expectation that any such matters will occur within a period of six months from the Completion Date.

9.4 The employment or engagement of all of the Employees may be terminated by not more than one month's notice or the statutory minimum period of notice set out in Section 86 of the Employment Rights Act 1996, given at any time without liability for payment of compensation or damages (other than compensation payable by statute)and none of the Employees has given or received notice terminating his employment.

9.5 There is no recognised trade union, closed shop or collective agreement of any kind relating to the Employees.

9.6 No dispute is subsisting between the Vendor and any Employee and, so far as the Vendor is aware, there are no present circumstances (including, without limitation of the foregoing completion of the transaction contemplated by this Agreement)which may to give rise to such a dispute. There have been no strikes, work-to-rules, go-slows or other industrial action by any of the Employees or former employees of the Vendor during the period of two years immediately preceding the Completion Date.

9.7     The Vendor has in relation to each of the Employees  complied  with:

        (a) so far as the Vendor is aware, all legal and other material obligations imposed on it by all statutes regulations and codes of conduct and practice relevant to the relations between it and the Employees and has maintained current adequate and suitable records regarding the service and terms and conditions of employment of each of the Employees;

        (b) so far as the Vendor is aware, customs and practices for the time being dealing with such relations or the conditions of service of the Employees;

        (c)    all relevant  orders and awards made under any  relevant  statute
               regulation  or  code  of  conduct  and  practice   affecting  the
               conditions of service of the Employees. and

        (d) all recommendations made by the Advisory Conciliation and Arbitration Services and all awards and declarations made by the Central Arbitration Committee. 9.8 None of the "A" Employees has indicated to the Vendor their intention to resign notwithstanding the transfer of the Business as contemplated by this Agreement.

10      Business Name
        -------------

10.1 Details of all names under which the Business has traded in the last three years are set out in the Disclosure Letter.

10.2 No person other than the Vendor has any rights in relation to the names referred to in warranty 10.1 above or has required the Vendor to refrain from using such names or attempted to prevent such use by the Vendor.

11      Intellectual Property
        ---------------------

11.1 Such of the Intellectual Property Rights which are owned are valid and in full force and effect.

11.2 All renewal or other fees required to be paid to maintain any such inward-licensed Intellectual Property Rights (if any) have been paid on their respective due dates for payment.

11.3 There are not outstanding any contracts under which the Vendor in connection with the Business grants or transfers to any third party any Intellectual Property Rights or rights or licences to manufacture use or sell or supply any product, process, data, software or hardware.

11.4 Except in the ordinary course of business, there has not been disclosed to any person other than the Purchaser any details of the Intellectual Property Rights or the Intangible Assets.

11.5 The conduct of the Business does not infringe the IPR of any other person firm or company, nor has the Vendor in the course of conduct of the Business become liable to make any payment of any royalty, or license fee or of any sum in the nature of any royalty or license fee to any such person firm or company in relation to the Business.

12      Information Technology Systems
        -------------------------------

12.1 Accurate copies of all material agreements required to use, support and/or maintain all components of the Systems (including all licences, software maintenance and support agreements and hardware maintenance agreements) are attached to the Disclosure Letter.

12.2 The Vendor has not breached any of its obligations under any of the agreements referred to in paragraph 12.1, those agreements all remain in full force and effect as at Completion and no notice has been served by anyparty to terminate any of those agreements.

12.3 So far as the Vendor is aware and save as stated in the agreements referred to in paragraph 12.1, the Vendor is not restricted in any way in using the Systems.

12.4 The use of the Systems in relation to the Business does not infringe the IPR of any third party.

12.5    The Vendor has exclusive control of the operation of the Systems.

12.6    All IPR in the Developed Software are owned by the Vendor.

12.7 The Systems have adequate functionality, capability and capacity for the Vendors' requirements of the Business.

12.8 There are in place reasonable procedures to ensure, in all material respects, adequate on-site and off-site back-up copies of material computer programs and data, for preventing introduction of viruses into and for the protection of security of data stored on each of the Developed Software, the Tracker Lead Management Software, the Utopia Software System and the Remote Network Management System.

12.9 The Systems have not been used to process data in any manner that contravenes the Data Protection Act 1984 or the Data Protection Act 1998.

12.10 The Vendor having made reasonable enquiry is not aware of any circumstances which could lead to the material interruption or disruption of the business of the Business or material data corruption within the Systems or Developed Software as a result of any non-Year 2000 Compliance issue associated with any aspect of the Business.

12.11 No company in the Vendor's Group has, nor has any other person, disclosed to any third party any source code or algorithms relating to Developed Software.

12.12 A copy of the Vendor's current Year 2000 Policy is attached to the Disclosure Letter.

13      Insurance
        ---------

13.1 No insurer has refused to insure any of the Sale Assets or has imposed unusual conditions for such insurance, whether by the imposition of increased premiums or otherwise.

14      Books and Records
        -----------------

14.1    All of the Records:

        (a) have been kept or stored in accordance with all relevant requirements of the Data Protection Act 1984 and the Data Protection Act 1998;

        (b) have at all times been fully properly and accurately made up kept and completed in all respects;

         c) record all matters which would normally be required to be entered therein; and

        (d) include all documents of title relating to the Sale Assets which are held exclusively by the Vendor and all such documents, together with the executed copies of all the Assumed Contracts which have been reduced to writing, are in its possession or under its control.

15      Capacity and other activities
        -----------------------------

15.1    Each of the Vendors and the Guarantor has:

        (a) all requisite corporate power to enter into and perform this Agreement and the transaction and matters contemplated in this Agreement; and

        (b) has taken all necessary action to authorise the entry into and performance of this Agreement and the transactions and matters contemplated in it.


15.2 Each of the obligations expressed to be assumed by the Vendors and the Guarantor under this Agreement and any agreement hereby contemplated constitutes a valid and binding obligation on each of the Vendors and the Guarantor respectively.

15.3 The execution and performance of this Agreement by each of the Vendors and the Guarantor is not prohibited or restricted by any provision of law or any other matter or thing and in particular but without limitation is not subject to the approval or consent of any governmental authority or regulatory body or otherwise.

15.4 Neither the Vendor nor any member of the Vendor's Group nor any person connected with the Vendor nor any member of the Vendor's Group (within the meaning of Section 839 of the Income and Corporation Taxes Act 1988) has any interest directly or indirectly in any business other than the Business which is or is likely to be or become competitive with the Business (except as the holder for investment only of securities dealt in on a recognised stock exchange and not exceeding 5% in nominal value of the securities of that class).

15.5 No consent of any third party is required to carry on the Business in the manner in which it is currently carried on.

16      EC Competition Matters
        ----------------------
16.1 The Vendor is not in relation to the Business, and has not been party to in relation to the Business, or concerned in any agreement, arrangement, understanding or concerted practice, or any other conduct or practice (unilateral or otherwise) which:

        (a) has been or is required to be furnished to the Director General of Fair Trading pursuant to the Restrictive Trade Practices Act 1976 ("the RTPA 1976") or

        (b)    contravenes the Resale Prices Act 1976; or

        (c)    constitutes  a  breach  of  any  relevant   undertaking,   order,
               assurance or other measure taken under the Fair Trading Act 1973, the RTPA 1976, or the Competition Act 1980; or

        (d) infringes Article 81 or 82 of the EC Treaty or any similar provisions of the ECSC, Euratom, or EEA Treaties, or any other competition rule of the European Community including, without prejudice to the generality of the foregoing, any rule relating to state aid, public procurement, or anti-dumping; or

        (e) infringes any competition, anti-trust or equivalent legislation of any other jurisdiction.

16.2 The Vendor is not in relation to the Business subject to any publication, order, condition, undertaking, assurance or similar measure or obligation imposed by or under any of the laws referred to in paragraph 16.1.

16.3 The Vendor is not, and has not been subject to any investigation, request for information, notice or other communication (whether formal or informal, and whether or not in writing) in relation to the Business by any court, governmental or regulatory authority pursuant to any of the laws referred to in paragraph 16.1;

16.4 The Vendor has no reason to believe that any such action as is mentioned in paragraph 16.3 will be taken in relation to the Business;

16.5 None of the Sale Assets has been acquired by the Vendor other than by way of an arm's length transaction.

16.6 The Vendor has not given in r elation to the Business any guarantee, indemnity, warranty or bond or incurred any other similar obligation or created any security for or in respect of liabilities, actual or contingent, of any other person otherwise than in the ordinary course of trading.

16.7 Neither the Vendor nor any other members of the Vendor's Group has agreed any unusual terms of credit with any customers or suppliers of the Business.

16.8 The Vendor will deliver an aged debtors listing of the Customers as at Completion, within seven days of Completion.

16.9 The Vendor has given no power of attorney and no other authority, express, implied or ostensible, which is still outstanding or effective to any person to enter into any contract or commitment to do anything on its behalf in connection with the Business other than the authority of employees to enter into routine trading contracts in the normal course of their duties.

17      Tax.
        ---

17.1    The Vendor is a taxable person for VAT purposes and is registered  under schedule 1 VATA.

17.2    The VAT Records are complete accurate and up-to-date.

17.3 None of the Sale Assets is a capital item, the input tax on which could be subject to adjustment on accordance with the provisions of Part XV of the Value Added Tax Regulations 1995.

17.4 None of the Vendor, its relevant associates (within the meaning of paragraph 3(7) schedule 10 VATA), nor any other person has made or will make an election under paragraph 2 schedule 10 VATA in respect of any of the Sale Assets.

17.5 The PAYE and NIC Records of the Employees are complete accurate and up-to-date.


17.6 There is no branch agent office or permanent establishment (within the meaning of the OECD Model Double Taxation Agreement) of the Business outside the United Kingdom.

17.7 There is not ( nor in the last two years has there been) any dispute enquiry or investigation with or by any tax authority concerning the tax treatment of income or expenditure of the Business which the Vendor is or should reasonably be aware will adversely affect the Purchaser after Completion.

17.8 The Vendor has not applied to any tax authority for approval to use any statutory arrangement or scheme which is used for the purposes of the Business including (without limitation) any VAT deferment scheme and no licence by or consent of any tax authority is held by the Vendor to continue operation of the Business in the same way as it has been carried on prior to Completion.

17.9 No tax authority has agreed to operate any concessionary treatment (whether in connection with the computation of tax liabilities or the submission of tax returns) relevant to the Business and which is required to continue operation of the Business in the same way as it has been carried on prior to Completion.

17.10 The Vendor does not make (and in the period of three years ending on the date of this agreement has not made) any exempt supplies in respect of the Business or the Sale Assets.

17.11 The Disclosure Letter contains details (including estimated amounts) of all income tax and National Insurance Contributions (including Class 1A
        NICs) which will have accrued at Completion and for which the Purchaser will be obliged to account to the

        Inland Revenue after Completion.

17.12 No sub-contractors (within Chapter IV Part XIII ICTA 1988) or agency workers (within section 134 ICTA 1988) provide services to the Business and there are no self-employed persons who provide services to the Business who might be regarded by the Inland Revenue as employees.

17.13 The Vendor has not claimed (nor is it entitled to claim) any industrial buildings allowances, writing down or other capital allowances in respect of any of the Assets and none of the Assets are fixtures for the purposes of Capital Allowances Act 1990.

18      Pensions
        --------

18.1 Other than the Schemes there are no agreements, arrangements, customs or practices (whether legally enforceable or not) in operation for the payment of or contribution towards any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any of the Vendor's employees or directors or former employees or former directors (together called for the purposes of this paragraph 18 "Employees") or for the benefit of dependants of any such Employees nor has any proposal to establish any such agreement or arrangement been announced.

18.2 All material details of Schemes have been given to the Purchaser including copies of announcements and other explanatory literature issued to the Employees who are members of the scheme and policy documents.

18.3 All benefits (other than refunds contributions) payable under the Life Assurance Scheme on the death of a member who is an Employee are fully insured under a policy effected with an insurance company of good repute and each such member has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health and all insurance premiums payable have been paid.

18.4 So far as the Vendor is aware, there has been no breach of the trusts of the Schemes.

18.5 There are no actions, suits or claims (other than routine claims for benefits) outstanding, pending or threatened against the trustees or administrator of the Schemes or against the Vendor or any other employer which participates in the Schemes in respect of any act, event, omission or other matter arising out of or in connection with the Schemes, and all liabilities in respect of any costs, fees and expenses in relation to the Schemes which have or will have fallen due by Completion will have been met by Completion.

18.6    In relation to the Schemes:

        (a) the current rates of all contributions are set out in the Disclosure Letter and there are not at the date hereof any contributions thereto from or in respect of Employees or other payments which have fallen due but are unpaid;

        (b) there is no obligation on the Vendor or any other employer which participates in the Schemes to pay contributions at rates higher than those mentioned in paragraph 18.6(a) in the future.

        (c) employer and employee contributions in respect of the Employees have been made promptly at the time that they were due; 18.7 The Elcom Group Life Assurance Scheme is approved by the Commissioners of Inland Revenue as an exempt approved scheme for the purposes of Part XIV Chapter I ICTA 1988 and the Elcom Group Personal Pension Scheme is approved by the Revenue as a personal pension scheme, under Part XIV Chapter IV ICTA 1988 or the Schemes are capable of receiving such approval and the Vendor is not aware of any circumstances which might give the Inland Revenue reason to withdraw or withhold such approval.

18.7 The Elcom Group Life Assurance Scheme is approved by the Commissioners of Inland Revenue as an exempt approved scheme for the purposes of Part XIV Chapter I ICTA 1988 and the Elcom Group Personal Pension Scheme is approved by the Revenue as a personal pension scheme, under Part XIV chapter IV ICTA 1988 or the Schemes are capable of receiving such approval and the Vendor is not aware of any circumstances which might give the Inland Revenue reason to withdraw or withhold such approval.

18.8 The Schemes have not at any time excluded employees from eligibility for membership on the grounds of specified hours of work.

18.9 There are no circumstances which could result in any penalty under the Pensions Act 1995 becoming payable by the Vendor.

19      Property
        --------

19.1 The description of the Property contained in Schedule 2 is full and correct.

19.2 The replies to the preliminary enquiries in relation to the Property annexed to the Disclosure Letter are correct.

20      Environmental Matters
        ----------------------

20.1 The Vendor in relation to the Business has received no written notice alleging that it has failed to comply with any Environmental Law and/or any Environmental Licence.

20.2 There are attached to the Disclosure Letter complete and up-to-date copies of all Environmental Licences and all orders,notices, directions, applications,appeals,amendments and reports and any other communications relating to or in connection with any Environmental Licence.

20.3 No Environmental Claim in relation to the Business is pending or has been made or threatened against the Vendor or any of its present directors or secretary or any occupier of the Property. The Vendor does not have any reason to believe that the Vendor or any of its officers has incurred any liability the subject of an Environmental Claim in respect of the Business.

21      Effect of the sale of the Business and the Sale Assets
        ------------------------------------------------------

21.1 The sale of the Business or the Sale Assets under this Agreement will not conflict with, result in a breach of or constitute a default under the terms of any of the Assumed Contracts.

21.2 All information which is contained in or disclosed by the Disclosure Letter is materially accurate.

22      Domain Names
        ------------

22.1 The Vendor in the operation of the Business does not utilise any other domain names other than "www.elitecd.co.uk" and "www.elcom.co.uk" and "www.elcom.com" and "www.pecos.co.uk" and "www.portablecomputers.co.uk"

EXECUTED AND DELIVERED              )
as a Deed of Elcom Holdings         )               /s/ J. Rousou
                                                   ------------------------
Limited acting by:                  )              Jim Rousou (as attorney)


                                                   Witnessed by:
                                                   /s/ D. Hearse
                                                   ------------------------
                                                   D. E. Hearse


EXECUTED AND DELIVERED             )
as a deed of Specialist            )               /s/ Peter Rigby
                                                   ------------------------
Computer Holdings Limited          )               Peter Rigby
by:  its due and lawful attorney,  )
Peter Rigby)                       )


                                                   Witnessed by:
                                                   /s/ D. Hearse
                                                   ------------------------
                                                   D. E. Hearse


EXECUTED by                         )
Elcom International, Inc.           )              /s/ J. Rousou
                                                   ------------------------
acting by                           )              Jim Rousou (as attorney)


                                                   Witnessed by:
                                                   /s/ D. Hearse
                                                   ------------------------
                                                   D. E. Hearse


EXECUTED AND DELIVERED              )              /s/ J. Rousou
                                                   ------------------------
as a Deed of Elcom Group Limited    )              Jim Rousou (as attorney)
acting by                           )


                                                   Witnessed by:
                                                   /s/ D. Hearse
                                                   ------------------------
                                                   D. E. Hearse